As filed with the Securities and Exchange Commission on March 6, 2018

Registration No. 333- 218453

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ETF Managers Group Commodity Trust I

(Registrant)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

36-4793446

(I.R.S. Employer Identification No.)

c/o ETF Managers Capital LLC

30 Maple Street,

Suite 2

Summit, NJ 07901

Phone: (908) 897-0518

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Samuel Masucci III

Chief Executive Officer

ETF Managers Capital LLC

30 Maple Street,

Suite 2

Summit, NJ 07901

Phone: (908) 897-0518

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Eric D. Simanek, Esq.

Sullivan & Worcester LLP

1666 K Street, N.W.

Washington, D.C. 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee**
Common shares of Breakwave Dry Bulk Shipping ETF, a series of the Registrant	10,000,000	$25	$250,000,000	$31,125

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

**	$31,125 was previously paid in connection with the filing of pre-effective amendment number 2 to the registration statement on Form S-1, filed on January 26, 2018.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND SUBJECT TO CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject to Change Dated March 6, 2018

PROSPECTUS

Breakwave Dry Bulk Shipping ETF

10,000,000 Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The Breakwave Dry Bulk Shipping ETF (the “Fund”), a series of the ETF Managers Group Commodity Trust I (the “Trust”), is an exchange traded fund that issues shares that trade on the NYSE Arca, Inc. stock exchange (“NYSE Arca”). The Fund’s investment objective is to provide investors with exposure to the daily change in the price of dry bulk freight futures by tracking the performance of a portfolio (the “Benchmark Portfolio”) consisting of exchange-cleared futures contracts on the cost of shipping dry bulk freight (“Freight Futures”). The Fund seeks to achieve its investment objective by investing substantially all of its assets in the Freight Futures currently constituting the Benchmark Portfolio. The Benchmark Portfolio is maintained by Breakwave Advisors LLC (“Breakwave”), which also serves as the Fund’s commodity trading advisor.

The Fund and the Trust are managed and controlled by their sponsor and investment manager, ETF Managers Capital LLC (the “Sponsor”). The Fund is obligated to pay the Sponsor a management fee (the “Sponsor Fee”), calculated daily and paid monthly, equal to the greater of (i) 0.15% per year of the Fund’s average daily net assets; or (ii) $125,000. The Fund also pays Breakwave a license and service fee in an amount equal to 1.45% per year of the value of the Fund’s average daily net assets (the “CTA Fee” and, together with the Sponsor Fee, the “Management Fee”). The Fund is responsible for paying all of the routine operational, administrative and other ordinary expenses of the Fund, (collectively, “Other Expenses”). Breakwave has agreed to waive its CTA Fee and the Sponsor has agreed to assume the Fund’s Other Expenses (excluding brokerage fees, interest expenses, and extraordinary expenses) so that the Fund’s total annual expenses (“Total Expenses”) (i.e., the Management Fee plus Other Expenses) do not exceed 3.50% per annum through February 28, 2019 (the “Expense Cap”). The Fund may also be responsible for certain non-recurring or extraordinary fees and expenses. The Sponsor has paid all of the expenses related to the organization and offering of the shares in this prospectus, which are estimated to be approximately $178,625.

The Fund is an exchange traded fund. This means that most investors who decide to buy or sell shares of the Fund shares place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares trade on the NYSE Arca under the ticker symbol “BDRY” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase shares in blocks of 50,000 shares called “Baskets” (referred to herein as a “Creation Basket” or “Redemption Basket,” as applicable) through the Fund’s distributor, ETFMG Financial LLC (the “Distributor”). The initial Authorized Participant with respect to the Fund is expected to be Credit Suisse Securities (USA) LLC. It is expected that after the date of this prospectus, the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Baskets of 50,000 shares of the Fund at an initial price per share of $25.00, equal to $1,250,000 per Creation Basket. The Fund will not commence trading unless and until its initial Authorized Participant effects the minimum initial purchase. Following the initial purchase by the initial Authorized Participant, shares of the Fund will be offered to Authorized Participants in Creation Baskets at the Fund’s NAV. The net asset value is calculated by taking the current market value of the Fund’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. Authorized Participants may then offer to the public, from time to time, shares from any Creation Basket they create at a per-share market price. The offering of the Fund’s shares is a “best efforts” offering, which means that neither the Distributor nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. The Fund pays a distribution fee consisting of an asset-based fee on the amount of the Fund’s annual net assets, subject to a minimum dollar amount. Authorized Participants will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of shares.

i

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the NAV of the Fund’s total net assets due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the Freight Futures in which the Fund invests and cash or other cash equivalents that the Fund holds. Investing in the Fund involves significant risks. See “Risk Factors Involved with an Investment in the Fund” beginning on page 5.

The offering of the Fund’s shares is registered with the SEC in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, although the offering may be temporarily suspended if and when no suitable investments for the Fund are available or practicable. The Fund is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under such act. See “The Fund is not a registered investment company so shareholders do not have the protections of the 1940 Act” on page 12.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a commodity pool and the Sponsor is a commodity pool operator subject to regulation by the CFTC and the National Futures Association (“NFA”) under the Commodity Exchange Act, as amended. The Sponsor is registered with the CFTC as a commodity pool operator and is a member of the NFA.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is March 9, 2018

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 29 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 3.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Breakwave Dry Bulk Shipping ETF (the “Fund”) and its shares, it does not contain or summarize all of the information about the Fund and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in the Fund” beginning on page 5, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Fund is a series of ETF Managers Group Commodity Trust I (the “Trust”), a Delaware statutory trust formed on July 23, 2014. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act, and the Trust is currently organized into two separate series. The Sit Rising Rate ETF, which commenced operations on February 19, 2015, was the first series of the Trust. The Fund is the second series of the Trust and is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca, Inc. stock exchange (“NYSE Arca”). The Fund is managed and controlled by ETF Managers Capital LLC (the “Sponsor”), a Delaware limited liability company. The Sponsor is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator (“CPO”) and is a member of the National Futures Association (“NFA”). Breakwave Advisors LLC (“Breakwave”) is registered as a “commodity trading advisor” (“CTA”) with the CFTC and serves as the Fund’s commodity trading advisor.

The principal office of the Sponsor, Trust and Fund is located at 30 Maple Street, Suite 2, Summit, NJ 07901. The telephone number for each is (908) 897-0518.

Breakeven Point

In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $25.00, the investment would have to generate a 1.72% return or $0.43.

The Fund’s Investment Objective and Strategy

The Fund’s investment objective is to provide investors with exposure to the daily change in the price of dry bulk freight futures, before expenses and liabilities of the Fund, by tracking the performance of a portfolio (the “Benchmark Portfolio”) consisting of a three-month strip of the nearest calendar quarter of futures contracts on specified indexes (each a “Reference Index”) that measure rates for shipping dry bulk freight (“Freight Futures”). Each Reference Index is published each United Kingdom business day by the London-based Baltic Exchange Ltd. (the “Baltic Exchange”) and measures the charter rate for shipping dry bulk freight in a specific size category of cargo ship – Capesize, Panamax or Supramax. The three Reference Indexes are as follows:

●	Capesize: the Capesize 5TC Index;

●	Panamax: the Panamax 4TC Index; and

●	Supramax: the Supramax 6TC Index.

The value of the Capesize 5TC Index is disseminated at 11:00 a.m., London Time and the value of the Panamax 4TC Index and the Supramax 6TC Index each is disseminated at 1:00 p.m., London Time. The Reference Index information disseminated by the Baltic Exchange also includes the components and value of each component in each Reference Index. Such Reference Index information also is widely disseminated by Reuters and/or other major market data vendors.

The Fund seeks to achieve its investment objective by investing substantially all of its assets in the Freight Futures currently constituting the Benchmark Portfolio. The Benchmark Portfolio will include all existing positions to maturity and settle them in cash. During any given calendar quarter, the Benchmark Portfolio will progressively increase its position to the next calendar quarter three-month strip, thus maintaining constant exposure to the Freight Futures market as positions mature.

The Benchmark Portfolio will maintain long-only positions in Freight Futures. The Benchmark Portfolio will include a combination of Capesize, Panamax and Supramax Freight Futures. More specifically, the Benchmark Portfolio will include 50% exposure in Capesize Freight Futures contracts, 40% exposure in Panamax Freight Futures contracts and 10% exposure in Supramax Freight Futures contracts. The Benchmark Portfolio will not include and the Fund will not invest in swaps, non-cleared dry bulk freight forwards or other over-the-counter derivative instruments that are not cleared through exchanges or clearing houses. The Fund may hold exchange-traded options on Freight Futures. The Benchmark Portfolio is maintained by Breakwave and will be rebalanced annually. The Freight Futures currently constituting the Benchmark Portfolio, as well as the daily holdings of the Fund will be available on the Fund’s website at www.drybulketf.com.

When establishing positions in Freight Futures, the Fund will be required to deposit initial margin with a value of approximately 10% to 40% of the notional value of each Freight Futures position at the time it is established. These margin requirements are established and subject to change from time to time by the relevant exchanges, clearing houses or the Fund’s futures commission merchant (“FCM”). On a daily basis, the Fund will be obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Freight Futures positions. Any assets not required to be posted as margin with the FCM will be held at the Fund’s custodian in cash or cash equivalents, as discussed below.

The Fund will hold cash or cash equivalents such as U.S. Treasuries or other high credit quality, short-term fixed-income or similar securities for direct investment or as collateral for the U.S. Treasuries and for other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. The Fund may also realize interest income from its holdings in U.S. Treasuries or other market rate instruments.

The Fund was created to provide investors with a cost-effective and convenient way to gain exposure to daily changes in the price of Freight Futures. The Fund is intended to be used as a diversification opportunity as part of a complete portfolio, not a complete investment program.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves risk. As with any investment, you could lose all or part of your investment in the Fund, and the Fund’s performance could trail that of other investments. The Fund is subject to the principal risks noted below which may adversely affect the Fund’s NAV, trading price, total return and ability to meet its investment objective. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 5.

Investment Risk

Investments in Freight Futures typically fluctuate in value with changes in spot charter rates. Charter rates for dry bulk vessels are volatile and have declined significantly since their historic highs and may remain at low levels or decrease further in the future.

Futures and Options Market Risk

Futures and options contracts have expiration dates. Before or upon the expiration of a contract, the Fund may be required to enter into a replacement contract that is priced higher or that have less favorable terms than the contract being replaced (see “Negative Roll Risk,” below). The Freight Futures market settles in cash against published indices, so there is no physical delivery against the futures contracts.

Negative Roll Risk

Similar to other futures contracts, the Freight Futures curve shape could be either in “contango” (where the futures curve is upward sloping with next futures price higher than the current one) or “backwardation” (where each the next futures price is lower than the current one). Contango curves are generally characterized by negative roll cost, as the expiring contract value is lower that the next prompt contract value, assuming the same lot size. That means there could be losses incurred when the contracts are rolled each period and such losses are independent of the Freight Futures price level. See the section titled “Impact of Futures Roll on Total Returns and Fund Allocation” below for more information.

Tax Risk

The Trust is organized as a Delaware statutory trust, but taxed as a partnership in accordance with the provisions of the governing trust agreement and applicable state law and, therefore, has a more complex tax treatment than conventional mutual funds. The Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of income, gain, loss and deduction of the Fund. The tax reporting of a partnership interest can be complex and shareholders may be advised to consult a tax expert.

Market Trading Risk

Market trading risks faced by the Fund include, but are not limited to, the potential lack of an active market for Fund shares, low or non-existing liquidity in the freight futures market, losses from trading in secondary markets, periods of high volatility and disruption in the process through which shares of the Fund are sold and redeemed.

Liquidity Risk

The Freight Futures trade off-exchange, without dedicated market makers. As such, liquidity relies purely on the willingness of various market participants to engage voluntarily on a principal-to-principal basis in trading. As a result, periods of limited pricing or no pricing might exist. During such periods, the Fund’s shares could trade at a significant premium or discount to its NAV. In addition, a lack of liquidity could prevent the Fund from implementing its investment strategy, rolling its positions or achieving its targeted weights among futures contracts.

Management Risk

The investment strategy used by the Sponsor or its implementation may not produce the intended results. The Fund has no prior history or track record.

Concentration Risk

The Fund invests solely in Freight Futures. Such concentration may result in a high degree of volatility in the net asset value of the Fund under specific market conditions and over time.

Other Risks

The Fund pays fees and expenses that are incurred regardless of whether it is profitable. In order for an investor making an investment in shares of the Fund to break even over the 12-month period following the date of this prospectus, assuming a selling price of $25.00 (the price at which the Fund expects to initially issue shares), the investment would have to generate a 1.72% return or $0.43 for the investor not to lose money.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, the Fund generally does not distribute cash to shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.

You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

The Fund is subject to actual and potential inherent conflicts involving the Sponsor and its principals, various commodity futures brokers and Authorized Participants. The Sponsor’s officers, directors and employees do not devote their time exclusively to the Fund. The Sponsor’s directors, officers or employees may serve in the same or different functions with other entities that may compete with the Fund for their services, including other commodity pools that the Sponsor or its trading principal manages or may manage in the future (the pools that the Sponsor or its trading principals manage or have managed in the past are referred to in this prospectus as the “Related Pools”). These persons could have a conflict between their responsibilities to the Fund and to those other entities.

The Fund has no prior operating history. There can be no assurance that the Fund will grow to or maintain an economically viable size, in which case the Sponsor may liquidate the Fund. Investors could lose part or all their investment.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single share of the Fund to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, an initial selling price of $25.00 per share which will be the selling price of the shares sold in the initial Creation Basket was assumed. This breakeven analysis refers to the redemption of Baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per share	$25.00

Management, License and Service Fees(1)	$0.43

Creation Basket fee(2)	$(0.01)

Estimated Brokerage Fee (0.40%)(3)	$0.10

Other Fund Fees and Expenses(4)	$0.26

Interest Income (1.41%)(5)	$(0.35)

Amount of trading income required for the Fund’s NAV to break even	$0.43

Percentage of initial selling price per share(6)	1.72%

(1)	The Fund is obligated to pay the Sponsor a Sponsor Fee, payable monthly, equal to the greater of (i) 0.15% per year of the Fund’s average daily net assets; or (ii) $125,000. The Fund also pays Breakwave a license and service fee, paid monthly in arrears, for the use of the Benchmark Portfolio in an amount equal to 1.45% per annum of the value of the Fund’s average daily net assets. Average daily net assets are calculated daily by taking the average of the total net assets of the Fund over the calendar year – i.e., the sum of daily total net assets divided by the number of calendar days in the year. On days when markets are closed, the total net assets are the total net assets from the last day when the market was open. The per share cost of the Management Fee has been calculated assuming that the Fund has $50 million in assets.

(2)	Authorized Participants are required to pay a Creation Basket fee of $500 for each order they place to create one or more Baskets. An order must be at least one Basket, which is 50,000 shares. This breakeven analysis assumes a hypothetical investment in a single share so the Creation Basket fee is $0.01 (500/50,000).

(3)	The Fund determined this amount as follows. Assuming that the price of a Fund share is $25.00, the Fund would receive $1,250,000 upon the sale of a Creation Basket (50,000 shares multiplied by $25.00). Assuming that this entire amount is invested in Freight Futures and that there is no change in the settlement price of such contracts, the Fund would be required to purchase approximately 45 lots of Capesize Freight Futures, 45 lots of Panamax Freight Futures and 15 lots of Supramax Freight Futures Contracts to support the Creation Basket (calculated based on the values of the Freight Futures as of January 4, 2018 and the target allocation for the Benchmark Portfolio). Based on the roll methodology, the Fund would have to replace one-third (approximately 35 lots) of the contracts it holds with new contracts four times per year. Assuming further that broker’s commission for Freight Futures is approximately 0.10% for each purchase, the annual broker commission charge would be approximately $5,000. As a percentage of the total investment of $1,250,000, this annual commission expense would be approximately 0.40%.

(4)	Other Fund Fees and Expenses include, among others, legal, printing, accounting, distribution, custodial, administration, bookkeeping, and transfer agency costs. The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has $50 million in assets. The expenses presented do not represent the maximum amounts payable under the contracts with third-party service providers, as discussed below in the section titled “The Fund’s Service Providers.” Assuming the Fund had $2.5 million in assets, Other Fund Fees and Expenses would equal $4.58 per share, and the amount of trading income required to break even would be $5.93 per share or 23.71%. Assuming $250 million in assets, Other Fund Fees and Expenses would equal $0.09 per share, and the amount of trading income required to break even would be $0.23 per share or 0.90%. Breakwave has agreed to waive its fee and the Sponsor has agreed to assume the Fund’s Other Expenses (which term excludes brokerage fees, interest expenses, and extraordinary expenses) so that the Fund’s total annual expenses do not exceed 3.50% per annum through February 28, 2019. After that date, the expense limitation may be terminated and Fund shareholders may incur expenses higher than 3.50% annually, perhaps significantly higher. The Fund may also be responsible for certain non-recurring or extraordinary fee and expenses. The Sponsor has paid all of the expenses related to the organization and offering of the shares in this prospectus, which are estimated to be approximately $178,625.

(5)	The Fund earns interest on funds it deposits with the futures commission merchant and the Fund’s custodian and it estimates that the interest rate will be 1.41% based on the interest rate on six-month Treasury Bills as of January 4, 2018. The actual rate will vary.

(6)	Breakwave has agreed to waive its fee and the Sponsor has agreed to assume the Fund’s Other Expenses (which term excludes brokerage fees, interest expenses, and extraordinary expenses) so that the Fund’s total annual expenses do not exceed 3.50% per annum through February 28, 2019. After that date, the expense limitation may be terminated and Fund shareholders may incur expenses higher than 3.50% annually, perhaps significantly higher. For example, assuming the Fund had $2.5 million in assets, the amount of trading income required to break even without the expense limitation would be $5.93 per share or 23.71% of the initial selling price per share. The Fund may also be responsible for certain non-recurring or extraordinary fee and expenses. Percentage of initial selling price per share represents the estimated approximate percentage of selling price per share net of any expenses or Management fees assumed or reimbursed by Breakwave or the Sponsor.

Risk Factors Involved with an Investment in the Fund

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus and in our periodic and current reports filed with the Securities and Exchange Commission that are incorporated by reference. Such information includes the Fund’s, the Trust’s and the Sponsor’s financial statements and the related notes. See “Incorporation By Reference and Availability of Certain Information.”

An investment in the Fund involves risks. You could lose all or part of your investment in the Fund, and the Fund’s performance could trail that of other investments. The Fund is subject to the principal risks noted below which may adversely affect the Fund’s NAV, trading price, yield, total return and ability to meet its investment objective.

Risks Associated with the Freight Futures

The value of the Shares of the Fund relates directly to the value of, and realized profit or loss from, the Freight Futures and other assets held by the Fund, and fluctuations in price could materially affect the Fund’s shares.

The NAV of the Fund’s shares relates directly to the value of the Freight Futures, cash and cash equivalents held by the Fund and the portfolio’s average term established and maintained through the Fund’s investment in Freight Futures. Fluctuations in the prices of these assets could materially adversely affect the value and performance of an investment in the Fund’s shares. Past performance is not necessarily indicative of futures results; all or substantially all of an investment in the Fund could be lost. The primary types of investment-related risk are discussed below.

The Fund and its assets are subject to the risks inherent in dry bulk freight shipping industry.

Investments in freight futures typically fluctuate in value with changes in spot charter rates. Charter rates for dry bulk vessels are volatile and have declined significantly since their historic highs and may remain at low levels or decrease further in the future. As such, any decrease in spot dry bulk freight rates could lead to declines in the value of Freight Futures which could have a negative impact on the Fund’s performance. Charter rates will vary with the supply and demand for dry bulk freight. Geopolitical events and government actions will affect the supply and demand for dry bulk freight and, thus, the spot charter rate. Factors that affect dry bulk freight rates include, but are not limited to:

●	Global economic growth;

●	Supply of dry bulk vessels;

●	Demand for dry bulk commodity transportation;

●	Currency exchange rates;

●	Wars and geopolitical conflicts;

●	Closures of waterways and canals;

●	New routes and expansion of existing waterways and canals;

●	Weather and other environmental conditions; and

●	Industry and environmental regulations.

The People Republic of China (“China”) accounts for a sizable part of dry bulk demand, and changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on dry bulk charter rates and as a result, Freight Futures.

The economy of China, which has been in a state of transition from a planned economy to a more market oriented economy, differs from the economies of most developed countries in many respects, including the level of government involvement, its state of development, its growth rate, control of foreign exchange, and allocation of resources.

Although the majority of productive assets in China are still owned by the government at various levels, in recent years, the Chinese government has implemented economic reform measures emphasizing utilization of market forces in the development of the economy of China and a high level of management autonomy. The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. Economic growth has also been accompanied by periods of high inflation. The Chinese government has implemented various measures from time to time to control inflation and restrain the rate of economic growth.

For more than 20 years, the Chinese government has carried out economic reforms to achieve decentralization and utilization of market forces to develop the economy of China. These reforms have resulted in significant economic growth and social progress. There can, however, be no assurance that the Chinese government will continue to pursue such economic policies or, if it does, that those policies will continue to be successful. Any such adjustment and modification of those economic policies may have an adverse impact on the economy of China and, thus, the demand for dry bulk freight. Further, the Chinese government may from time to time adopt corrective measures to control the growth of the economy which may also have an adverse impact on the economy. Political changes, social instability and adverse diplomatic developments in China could result in the imposition of additional government restrictions including expropriation of assets, confiscatory taxes or nationalization of some or all of the property held by companies in China. Any adverse effects on the Chinese economy may negatively affect demand for dry bulk freight and, thus, the value of the charter rates. In particular, any curtailing in coal usage or steel production in China could have a material impact on dry bulk demand, and thus, dry bulk freight rates. Any changes in the charter rates could affect the value of Freight Futures.

Illiquidity in the freight futures markets could make it impossible for the Fund to realize profits, losses or roll positions

The Freight Futures market depends on the willingness of market participants to engage in a principal-to-principal trading and lacks the structure of other markets where market makers are obligated to provide liquidity at all times. As a result, periods of limited liquidity or no liquidity at all can occur. During such periods, the Fund might not be able to execute its investment strategy, roll positions, rebalance the portfolio to desired weightings, or honor creation and redemption requests.

Freight Futures can be volatile, which could result in large fluctuation in the price of Fund shares and should be monitored consistently by investors.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Because the Fund will invest substantially all of its assets in Freight Futures, you could lose a substantial part of your investment in the Fund.

Movement in the price of freight and Freight Futures will be outside of the Sponsor’s control and may not be anticipated by the Sponsor. The fund is exposed to Freight Futures and thus, might experience greater than expected volatility. The Fund is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio or a more diversified commodity pool.

Risks Associated with the Fund’s Operations

Execution Risk

The Fund seeks to invest its assets to the fullest extent possible in Freight Futures to achieve its investment objective of providing investors exposure to the daily change in Freight Futures, before Fund liabilities and expenses. However, changes in the NAV may not replicate the performance of Freight Futures due to a variety of reasons, including but not limited to:

●	the Fund may not be able to purchase or sell the exact amount of Freight Futures required to meet its investment objective;

●	regulatory or other extraordinary circumstances may limit the Fund’s ability to create or redeem Baskets;

●	the Fund will pay certain of its fees and expenses, including brokerage fees and expenses, extraordinary expenses, the Management Fee (as described below), and a significant increase in the Fund’s liabilities and expenses could lead to underperformance of the Fund relative to daily percentage changes in the Freight Futures;

●	the Fund will employ no leverage and thus, will invest less than its available capital in Freight Futures, which could lead to underperformance compared to the performance of the Freight Futures market;

●	an imperfect correlation between the performance of Freight Futures held by the Fund and the Fund’s NAV;

●	bid-ask spreads;

●	market illiquidity or disruption;

●	rounding of Fund share prices;

●	the amount of Freight Futures liquidated to satisfy redemption requests;

●	time differences between the trading of the Fund’s shares and the Freight Futures market;

●	early and unanticipated closings of the markets on which the holdings of the Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

The market price at which investors buy or sell shares may be significantly more or less than NAV.

The market price at which investors buy or sell shares may be significantly less or more than NAV. The Fund’s per share NAV will change throughout the day as fluctuations occur in the market value of the Fund’s portfolio assets. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares. Price differences may relate primarily to supply and demand forces at work in the secondary trading market for the Fund’s shares that are closely related to, but not identical to, the same forces influencing the prices of the freight futures, cash and cash equivalents that constitute the Fund’s assets.

The NAV of the Fund’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the market for Freight Futures. While the Fund’s shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. E.T., the trading hours for the freight market do not coincide during all of this time. As a result, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

An absence of “backwardation” or the presence of “contango” in the prices of Freight Futures may decrease the value of the shares.

As the Fund’s Freight Futures near expiration, they will be replaced by contracts that have a later expiration. For example, a contract purchased and held in January 2018 may specify a March 2018 expiration. As that contract nears expiration, it may be replaced by selling the January 2018 contract and purchasing the contract expiring in April 2018. This process is referred to as “rolling.” Backwardation exists when the price for commodity contracts with shorter-term expirations are higher than the price for contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the January 2018 contract would be consummated at a price that is higher than the price at which the April 2018 contract is purchased. Once the Fund purchased the April 2018 contract and assuming no other changes to the prevailing spot price for shipping dry bulk freight nor the price relationship between the spot dry bulk freight price and futures contracts, hypothetically the value of the April 2018 contract would increase over time, thereby creating a gain for the Fund.

Conversely, contango exists when the price for commodity contracts with longer-term expirations are higher than the price for contracts with shorter-term expirations. In these circumstances, absent other factors, the sale of the January 2018 contract would be consummated at a price that is lower than the price at which the April 2018 contract is purchased. Once the Fund purchased the April 2018 contract and assuming no other changes to the prevailing spot price for shipping dry bulk freight nor the price relationship between the spot dry bulk freight price and futures contracts, hypothetically the value of the April 2018 contract would increase over time, thereby creating a loss for the Fund.

See the section titled “Impact of Futures Roll on Total Returns and Fund Allocation” below for more information.

The investment objective of the Fund is not intended to correlate with any spot price of a Reference Index or any other freight indices, and this could cause the price of the Fund’s shares to substantially vary from changes in the spot price of freight.

The investment objective of the Fund is to provide investors with exposure to the daily change of near-dated Freight Futures and not on the spot freight rates. Freight Futures reflect the market participants’ expectation of average levels of freight rates and not any particular price level in the future. Positive changes in the spot charter rates might not necessarily transform to positive changes in Freight Futures, as market participants might view such increases as temporary. On the other hand, futures prices might deviate from the price of spot rates as participants anticipate different spot levels in the future. The absence of physical delivery in the freight futures market and thus the absence of carry trade means that freight futures price levels are generally more disconnected from spot rates compared to other commodity markets.

Weak correlation between the Fund’s NAV and the spot price of freight or spot-related indices such as the Baltic Dry Index (as discussed below) may result. Investors may not be able to effectively hedge the risk of losses in freight-related transactions or indirectly invest in spot freight rates.

The NAV may be overstated or understated due to the valuation method employed when a settlement price for Freight Futures is not available on the date of NAV calculation.

The NAV will include, in part, any unrealized profits or losses on open Freight Futures. Under normal circumstances, the NAV will reflect the settlement price of open Freight Futures on the date the NAV is being calculated. However, a Freight Futures contract may not be trading on a day when the Fund is accepting creation and redemption orders. As a result, the Fund may attempt to calculate the fair value of such Freight Futures. In such situation, the Sponsor may use the settlement price on the most recent date which the Freight Futures would have traded as the basis of determining the market value of such contract for such day, or use an alternative fair value methodology. Accordingly, if the Sponsor implements fair value methodologies to calculate the value of Freight Futures for any reason, there is the risk that the calculation of NAV on the applicable day will be overstated or understated, which may adversely affect an investment in the Fund’s shares.

Freight Futures may not uniformly change across maturities.

The Fund will invest in Freight Futures with different maturity dates. Generally, the Fund will hold futures with maturities of 1-6 months. Freight Futures prices do not change uniformly and therefore if spot charter rates rise, the investment performance of the Fund will be impacted by the Fund’s current maturity exposure which may be different from the expectations of the Sponsor and investors in the Fund. At any time, the Fund’s maturity exposure may not be optimal with respect to a movement in spot charter rates or short-term freight futures which would negatively impact performance. In addition, freight futures settle against monthly averages of spot charter rates, and as such, the timing of any positive of negative move in spot charter rates is important in terms of pricing and trading of freight futures.

Freight Futures transactions are subject to little, if any, regulation.

Freight Futures trade on a principal-to-principal basis, and then the transactions are cleared through major exchanges. The Freight Futures markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose the Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

The Fund may experience a loss if it is required to sell U.S. Treasuries or cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell U.S. Treasuries or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss.  This loss may adversely impact the price of the Fund’s shares. The value of U.S. Treasuries and other debt securities generally moves inversely with movements in interest rates.  The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates.  While the short-term nature of the Fund’s investments in U.S. Treasuries and cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the U.S. Treasuries and cash equivalents held by the Fund will decline in value.

The Fund will not take defensive positions to protect against declining freight rates, which could cause a decline to the value of the Fund’s shares.

The Fund will maintain a portfolio with a targeted average tenure of approximately 60 days, regardless of the Sponsor’s views on expected freight rate movements. The Fund will not take a defensive position if freight rates decline or if the Sponsor expects rates to decline. The Fund’s performance will be highly sensitive to freight rate changes and the value of the Fund’s shares will decrease as freight rates fall.

If this offering of shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the date of this prospectus have been or will be paid by the Sponsor. These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its shares. As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment.

The liquidity of the shares may be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants that are actively involved in purchasing and selling Shares cease to be so involved, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in your incurring a loss on your investment.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

If the Fund enters into new contractual relationships or renews existing relationships with its service providers, it may incur higher fees and expenses and need to change its accruals or introduce new fees and expenses. Any such change could make investors; investment less profitable.

The Fund is not actively managed and will attempt to deliver investors exposure to daily changes in the price of Freight Futures during periods in which the prices of Freight Futures are flat or declining as well as when they are rising.

The Sponsor will seek to hold Freight Futures during periods in which daily changes in the price of Freight Futures are flat or declining as well as when they are rising, and will not actively manage the Fund based on any other discretionary criteria. For example, if the Fund’s positions in Freight Futures are declining in value, the Fund will not close out such positions, except during rebalancing periods or for creation and redemption orders in accordance with its investment objective. Any decrease in value of the Fund’s Freight Futures positions will result in a decrease in the NAV and likely will result in a decrease in the market price of the shares.

Several factors may affect the Fund’s ability to consistently track the Benchmark Portfolio and achieve the Fund’s investment objective.

As with all funds that track a benchmark, the performance of the Fund may not closely track the performance of the benchmark for a variety of reasons. For example, the Fund incurs operating expenses and portfolio transaction costs not incurred by the benchmark. The Fund is also required to manage cash flows and may experience operational inefficiencies the Benchmark Portfolio does not. In addition, the Fund may not be fully invested in the contents of its Benchmark Portfolio at all times or may hold securities not included in its Benchmark Portfolio. As a result, there can be no assurance that the Fund will be able to achieve its investment objective.

The Fund has no operating history, which limits investors ability to evaluate past performance in deciding whether to buy the shares.

The Fund has no trading performance history upon which to evaluate an investment in the Fund. Past performance is not necessarily indicative of future results.

The success of the Fund depends on the ability of the CTA to accurately implement trading systems, and any failure to do so could subject the Fund to losses on such transactions.

The CTA will use mathematical formulas to facilitate the purchase and sale of Freight Futures. The CTA must make accurate calculations and execute the trades dictated by such calculations. In addition, the Fund relies on the CTA to properly operate and maintain its computer and communications systems. Execution of the formulas and operation of the systems are subject to human error. Any failure, inaccuracy or delay in implementing any of the formulas or systems or executing the Fund’s transactions could impair the Fund’s ability to achieve its investment objective.

The Trust is taxed as a partnership and the applicable tax laws are complex and burdensome on investors and may cause investors to incur tax liabilities in excess of any distributions they may receive with respect to the shares.

An investor’s tax liability may exceed the amount of distributions, if any, on its shares. Cash or property will be distributed at the sole discretion of the Sponsor. The Sponsor has not and does not currently intend to make cash or other distributions with respect to the shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of the Fund’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares is likely to exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for tax purposes and other factors, an investor’s allocable share of the Fund’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in a shareholder being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded partnership treated entities such as the Fund is in many respects uncertain. The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the IRS could successfully challenge the Fund’s allocation methods and require the Fund to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the shares.

The Fund has obtained an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a trust that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) the Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that the Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a trust not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to shares, any distributions would be taxable to shareholders as dividend income. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

The Fund is organized and operated as a Delaware statutory trust in accordance with the provisions of the declaration of trust and applicable state law, and therefore, the Fund has a more complex tax treatment than traditional mutual funds.

The Fund is organized and operated as a trust in accordance with the provisions of the governing trust agreement (the “Trust Agreement”) and applicable state law. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. The tax reporting of a partnership interest can be complex and shareholders may be advised to consult a tax expert. A shareholder, therefore, may be allocated income or gain by the Fund but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

Other Risks

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Although the Fund intends to hold positions to expiration and cash-settle such positions, Freight Futures positions cannot always be liquidated, if needed, at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position. The large size of the positions that the Fund may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

The NYSE Arca may halt trading in the Fund’s shares, which would adversely impact an investor’s ability to sell shares.

The Fund’s shares are listed for trading on the NYSE Arca under the market symbol BDRY. Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s shares will continue to be met or will remain unchanged. NYSE Arca listing rules require a minimum of 50,000 shares to be outstanding for continued listing and will be the Fund’s minimum.

The lack of an active trading market for the Fund’s shares may result in losses on an investor’s investment in the Fund at the time the investor sells the shares.

Although the Fund’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

The Sponsor is leanly staffed and relies heavily on key personnel to manage the Fund and other funds.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies heavily on the services of its CEO, Samuel Masucci III, its CFO, John Flanagan and its CCO, Reshma Amin. If any of the group were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the Fund.

There is a risk that the Fund will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

As discussed in more detail in the section of this prospectus entitled “Breakeven Analysis” on page 3, the Fund has estimated that in order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $25.00 (the price at which the Fund expects to initially issue shares), the investment would have to generate a 1.72% return or $0.43. Both the Fund and its manager, the Sponsor, are newly formed and have no operating history, and accordingly, the breakeven amount may be higher than estimated. The Fund’s Management Fee and Other Expenses must be paid in all cases regardless of whether the Fund’s activities are profitable. Accordingly, the Fund must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Regulation of the futures and options markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. The effect of any future regulatory change on the Fund is impossible to predict, but it could be substantial and adverse.

An investment in the Fund may provide little or no diversification benefits.

Freight rates historically have experienced little or no correlation with other asset classes. Nevertheless, if freight rates decline, an investor in Fund shares will experience a loss at the same time the investor may suffer losses with respect to other investments.

The Fund is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Fund is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute. The 1940 Act is designed to protect investors by preventing: insiders from managing investment companies to their benefit and to the detriment of public investors; the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the 1940 Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Fund and the Sponsor may have conflicts of interests.

The Fund is subject to actual and potential inherent conflicts involving the Sponsor, various commodity futures brokers and Authorized Participants. The Sponsor’s officers, directors and employees do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities that may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

The Fund may also be subject to certain conflicts with respect to its FCM through which it places trades in Freight Futures, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the FCM.

Shareholders have only very limited voting rights and have the power to replace the Sponsor only under specific circumstances. Shareholders do not participate in the management of the Fund and do not control the Sponsor, so they do not have any influence over basic matters that affect the Fund.

Shareholders have very limited voting rights with respect to the Fund’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if the Sponsor resigns voluntarily or loses its limited liability company charter. Shareholders are not permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Fund could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including the death, adjudication of incompetence, bankruptcy, dissolution, or removal of the Sponsor as the manager of the Fund could cause the Fund to terminate unless a majority interest of the security holders within 90 days of the event elects to continue the Fund. However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

The Fund does not expect to make cash distributions.

Unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, the Fund generally does not expect to distribute cash to security holders. An investor should not invest in the Fund if the investor will need cash distributions from the Fund to pay taxes on its share of income and gains of the Fund, if any, or for any other reason. Nonetheless, although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Fund’s NAV.

If a substantial number of requests for redemptions are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in the Fund’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a slow period of recovery and the financial markets are still relatively fragile.

Since 2008, the financial markets have experienced very difficult conditions and volatility as well as significant adverse trends. Although the financial markets have recovered somewhat, the financial markets are still fragile. A poor financial recovery could adversely affect the financial condition and results of operations of the Fund’s service providers and Authorized Participants, which would impact the ability of the Sponsor to achieve the Fund’s investment objective.

The failure or bankruptcy of a clearing broker or the Fund’s custodian could result in a substantial loss of the Fund’s assets and could impair the Fund in its ability to execute trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker but the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of the Fund’s assets posted with the clearing broker. The Fund may also be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent the Fund’s clearing broker is required to post the Fund’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If the Fund’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by the Fund and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

In addition, the majority of the Fund’s assets are held in U.S. Treasury securities, cash and/or cash equivalents with U.S. Bancorp Fund Services, LLC (the “Custodian”). The insolvency of the Custodian could result in a complete loss of the Fund’s assets held by that Custodian, which, at any given time, could comprise a substantial portion of the Fund’s total assets.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy or indemnification could increase a shareholder’s liability.

The Shares of the Fund are limited liability investments; shareholders may not lose more than they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. Shareholders also agree in the Trust Agreement that they will indemnify the Fund for any harm suffered by the Fund as a result of the shareholders actions unrelated to the business of the Fund.

Forward-Looking Statements

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the futures markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors deemed appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward- looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its shares.

Additional Information About the Fund, Its Investment Objective and Investments

The Fund is a commodity pool that issues common shares of beneficial interest that may be purchased and sold on NYSE Arca. The Fund is a series of the Trust, a Delaware statutory trust formed on July 23, 2014 pursuant to the Delaware Statutory Trust Act. The Trust currently consists of two series, the Sit Rising Rate ETF, which commenced operations on February 19, 2015, and the Fund. Each series operates as a separate commodity pool. Additional series of the Trust may be created in the future. The Trust and the Fund operate pursuant to the Trust Agreement. The Fund is managed and controlled by the Sponsor. The Sponsor is registered with the CFTC as a CPO and is a member of the NFA. Breakwave is registered with the CFTC as a CTA and will act as such for the Fund.

The Fund’s Investment Objective and Strategy

The Fund will seek to achieve its objective by purchasing Freight Futures that are cleared through major exchanges (see description of Freight Futures below). The Fund will place purchase orders for Freight Futures with an execution broker. The broker will identify a selling counterparty and, simultaneously with the completion of the transaction, will submit the block traded Freight Futures to the relevant exchange or clearing house for clearing, thereby completing and creating a cleared futures transaction. If the exchange or clearing house does not accept the transaction for any reason, the transaction is considered null and void and of no legal effect.

The principal markets for Freight Futures are Nasdaq OMX Stockholm AB and Singapore Exchange Ltd (“SGX”). Other exchanges that clear Freight Futures are ICE Futures US (the “ICE”), the Chicago Mercantile Exchange (“CME”) and the European Energy Exchange (“EEX”). In each case, the applicable exchange acts as a counterparty for each member for clearing purposes. The Fund’s investments in Freight Futures will be cleared by Nasdaq OMX-Stockholm AB, CME, SGX, ICE, and/or the European Energy Exchange (“EEX”).

The Benchmark Portfolio will consist of positions in the three-month strip of the nearest calendar quarter of Freight Futures and roll them constantly to the next calendar quarter. The four-calendar quarters are January, February, and March (Q1), April, May, and June (Q2), July, August, and September (Q3), and October, November and December (Q4). The Benchmark Portfolio will consist of an equal number of Freight Futures in each of the three months comprising the nearby calendar quarter at the beginning of such quarter. Throughout the quarter, the Benchmark Portfolio and the Fund will attempt to roll positions in the nearby calendar quarter, on a pro rata basis. For example, if the Fund was currently holding the Q1 calendar quarter comprising the January, February and March monthly contracts, each week in the month of February, the Fund will attempt to purchase Q2 contracts in an amount equal to approximately one quarter of the expiring February positions. As a result, by the end of February, the Fund would have rolled the February position to Q2 contracts, leaving the Fund with March and Q2 contracts. At the end of March, the Fund will have completed the roll and will then hold only Q2 exposure comprising April, May and June monthly contracts. Since Freight Futures contracts are cash settled, the Fund need not sell out of existing contracts. Rather, it will hold such contracts to expiration and apply the above methodology in order acquire the nearby calendar contract.

The Benchmark Portfolio will be rebalanced annually. The Benchmark Portfolio’s initial allocation will be approximately 50% Capesize Freight Futures contracts, 40% Panamax Freight Futures contracts and 10% Supramax Freight Futures contracts. The above allocation will be based on contract value, not number of lots. Given each asset’s individual price movements during the year, such percentages might deviate from the targeted allocation. During the month of December of each year, the Fund will rebalance the portfolio in order to bring the allocation of assets back to the desirable levels. During this period, the Fund would purchase or sell Freight Futures to achieve its targeted allocation.

For illustration purposes, a possible asset allocation for the months of January, April, July or October could be as follows:

	Current Month	2nd Month	3rd Month	Next Quarter	Total
Capesize Contracts	6.0%	16.5%	16.5%	11.0%	50%
Panamax Contracts	4.4%	13.2%	13.2%	9.2%	40%
Supramax Contracts	1.2%	3.3%	3.3%	2.2%	10%

Total	11.6%	33.0%	33.0%	22.4%	100%

The Fund may also realize interest income from holdings of U.S. Treasuries, which may be posted as margin or otherwise held to cover the Fund’s remaining notional exposure to Freight Futures. The Sponsor will deposit a portion of the Fund’s net assets with the custodian to be used to meet its current or potential margin or collateral requirements. The Sponsor anticipates that the Fund’s Freight Futures positions will be held to expiration and settle in cash against the respective Reference Index as published by the Baltic Exchange. However, positions may be closed out to meet orders for redemption of Baskets, in which case the proceeds from the closed positions will not be reinvested.

The Fund’s portfolio will be traded with a view to reflecting the performance of the Benchmark Portfolio, whether the Benchmark Portfolio is rising, falling or flat over any particular period. To maintain the correlation between the Fund and the change in the Benchmark Portfolio, the Sponsor may adjust the Fund’s portfolio of investments on a daily basis in response to creation and redemption orders or otherwise as required.

The Fund’s non-discretionary investment strategy is designed to permit investors to gain exposure to daily changes in the price of Freight Futures in a cost-effective manner and/or to permit participants in the shipping or other industries to hedge the risk in their freight exposure. Accordingly, depending on the investment objective of an individual investor, risks associated with investing in freight may exist. The Fund is intended to be used as a diversification opportunity as part of a complete investment portfolio, not a complete investment program.

Overview of the Dry Bulk Freight Industry

The following is a brief introduction of the global dry bulk freight industry. The data presented below is derived from information released from various third-party sources. Although the Sponsor believes this information is accurate, it has not independently verified this information. The third-party sources from which certain of the information presented below include the United Nations Conference on Trade and Development, the Baltic and International Maritime Council, Bloomberg and others.

Dry bulk shipping is a 150-plus year-old industry focusing on the transportation of dry bulk commodities using oceangoing vessels named dry bulk carriers. Dry bulk carriers are ships that have cargo loaded directly into the ship’s storage holds. The cargos transported are dry commodities that do not need to be carried in packaged form. Dry commodity cargos (mainly iron ore, coal and grains) are homogenous and are loaded with bucket cranes, conveyors or pumps. Crude oil and refined products, while shipped in bulk, are wet cargos and are transported on tanker vessels, rather than dry bulk carriers. Dry bulk carriers have an average useful life of approximately 25 years and are measured on size or capacity in dead weight tons (“DWT”).

Dry bulk carriers come in various sizes:

●	Capesizes (100,000+ DWT) are the largest of the dry bulk asset classes. Capesizes primarily transport iron ore and coal. Traditional Capesize routes are from Australia to Asia, and from Brazil to Europe and Asia. There are about 1,700 Capesizes worldwide. The Capesize fleet is about 40% of the dry bulk fleet by DWT capacity.

●	Panamaxes (65,000 – 100,000 DWT) primarily transport coal, grain and iron ore. The Panamax is the largest vessel class that can transit the (old) Panama Canal. There are about 2,500 Panamaxes worldwide representing 25% of the global fleet by DWT capacity.

●	Handymaxes (40,000 – 65,000 DWT) are the work horse of the industry, carrying the whole spectrum of dry bulk commodities: grain, coal, iron ore, and minor bulks. A sub-category of Handymaxes are vessels with capacities of 50,000-65,000 that are called Supramaxes. There are about 3,450 Handymaxes worldwide representing about 24% of the global fleet by DWT capacity.

●	Handysizes (10,000 – 40,000 DWT) bulkers typically transport grain, coal, and minor bulks. Handysize bulkers tend to trade regionally. There are about 3,350 Handysize bulkers in the fleet, or about 12% of the global fleet by DWT capacity.

Dry Bulk Vessel Supply

There are approximately 11,100 dry bulk vessels worldwide with a carrying capacity of roughly 815 million DWT and an average age of approximately 9 years. Supply of dry bulk ships is dynamic.

Factors impacting dry bulk supply include new orders, the scrapping of older vessels, new shipbuilding technologies, vessel congestion in ports, closures of major waterways, including canals, and wars and other geopolitical conflicts that can restrict access to vessels available for shipping dry bulk freight.

Demand for Dry Bulk Freight

Dry bulk demand has seen steady growth over the past two decades, as the Asian economies have exhibited robust demand for raw materials on the back of strong economic growth. Iron ore, the main component of steel production, has been the main driver of dry bulk freight demand growth. The higher demand for such raw materials has led to increasing demand for dry bulk shipping, as the regions that produce and consume raw materials are located far apart.

Demand for dry bulk freight is generally measured in ton-miles, which corresponds to one ton of freight carried one mile. Such measure takes into consideration both the quantity of cargo transport but also the distance between loading and offloading ports. Over the last 10 years, dry bulk freight demand growth for major commodities has averaged approximately 5% per year. In 2015, dry bulk freight demand growth for major commodities declined for the first time in at least 15 years, while in 2016, it is estimated to have increased by approximately 2%. Weaker iron ore and coal imports to China were the main reasons for the below trend growth. In 2017, dry bulk demand growth for major commodities return to its historical trend, estimated to have increased by approximately 5%.

Factors impacting demand for shipping dry bulk freight include global economic growth, demand for iron ore, demand for metallurgical and thermal coal, demand for grains, government regulations, taxes and tariffs, fuel prices, vessel speeds and new trade routes.

Dry Bulk Freight Charter Rates

Dry bulk freight “charter rates” reflect the price paid for the use of the ship to transport a bulk commodity. The most commonly used freight rate is the timecharter rate, which is measured in U.S. Dollars per day. Dry bulk timecharter rates have exhibited significant volatility in the last 15 years. From 2003 to 2008, faster growth rates in demand for dry bulk ships was not matched by growth in supply of ships and thus, charter rates increased considerably, reaching their highest point in 2008. Following the global financial crisis, growth in supply of ships exceeded demand, leading to a considerable drop in charter rates. Over the last five years, rates have generally been weak compared to historical levels, as higher supply and relatively weak demand growth led to lower utilization rates in the industry.

A common industry measure of dry bulk rates is the Baltic Dry Index (“BDI”). The BDI is an economic indicator issued daily by the Baltic Exchange. The BDI provides an assessment of the price of moving the major raw materials by sea throughout the world. Taking in 21 shipping routes measured on a timecharter basis, the index covers Handysize, Supramax, Panamax, and Capesize dry bulk carriers carrying a range of commodities including coal, iron ore and grain. Each individual asset class also has its own index (i.e., a Reference Index), which is also published daily by the Baltic Exchange and reflects a weighted average assessment of different standardized routes around the world.

The Baltic Exchange, which is a wholly owned subsidiary of the SGX, is a membership organization and an independent source of maritime market information for the trading and settlement of physical and derivative shipping contracts. According to the Baltic Exchange, this information is used by shipbrokers, owners and operators, traders, financiers and charterers as a reliable and independent view of the dry and tanker markets.

The Reference Indexes are published by the Baltic Exchange’s subsidiary company, Baltic Exchange Information Services Ltd. (“Baltic”), which publishes a wide range of market reports, fixture lists and market rate indicators on a daily and (in some cases) weekly basis. The Baltic indices, which include the Reference Indexes, are an assessment of the price of moving the major raw materials by sea. The indices are based on assessments of the cost of transporting various bulk cargoes, both wet (e.g., crude oil and oil products) and dry (e.g., coal and iron ore), made by leading shipbroking houses located around the world on a per ton and daily hire basis. The information is collated and published by the Baltic Exchange.  Procedures relating to administration of the Baltic indices are set forth in “The Baltic Exchange, Guide to Market Benchmarks” November 2016 (the “Guide”), including production methods, calculation, confidentiality and transparency, duties of panelists, code of conduct, audits and quality control. The Guide is available at www.balticexchange.com. According to the Guide, these procedures are in compliance with the “Principles for Financial Benchmarks” issued by the International Organization of Securities Commissioners (“IOSCO”) (the “IOSCO Principles”). The IOSCO Principles are designed to enhance the integrity, the reliability and the oversight of benchmarks by establishing guidelines for benchmark administrators and other relevant bodies in the following areas:

●	Governance: to protect the integrity of the benchmark determination process and to address conflicts of interest;

●	Benchmark quality: to promote the quality and integrity of benchmark determinations through the application of design factors;

●	Quality of the methodology: to promote the quality and integrity of methodologies by setting out minimum information that should be addressed within a methodology. These principles also call for credible transition policies in case a benchmark may cease to exist due to market structure change.

●	Accountability mechanisms: to establish complaints processes, documentation requirements and audit reviews.

The IOSCO Principles provide a framework of standards that might be met in different ways, depending on the specificities of each benchmark. In addition to a set of high level principles, the framework offers a subset of more detailed principles for benchmarks having specific risks arising from their reliance on submissions and/or their ownership structure. For further information concerning the IOSCO Principles, see http://www.iosco.org/library/pubdocs/pdf/IOSCOPD415.pdf.

The BDI has reflected the volatility of charter rates over the last 15 years, reaching its highest point on record in 2008 at 11,793. In 2016, it reached its lowest point on record at 290. The average price of the BDI in the 15 years from 2003 to 2017, has been 2,658, and the median price has been 1,908. As of January 4, 2018, the BDI stood at 1,341.

Source: The Baltic Exchange

On an individual vessel basis, rates are most commonly referred to as the average assessment of various rates published by the Baltic Exchange. More specifically:

●	for Capesize ships, the Capesize 5TC Index is the weighted average of five different routes;

●	for Panamax ships, the Panamax 4TC Index is the weighted average of four different routes; and

●	for Supramax ships, the Supramax 6TC Index is the weighted average of six different routes.

The most volatile vessel class when it comes to spot timecharter rates is Capesize as measured by the applicable Capesize index. Below is the range of rates for the past four years as measured by the Capesize 4TC Index (predecessor of the Capesize 5TC Index):

●	in 2013, the range in Capesize spot rates was from 4,205 to 42,221;

●	in 2014, the range in Capesize spot rates was from 3,670 to 35,316;

●	in 2015, the range in Capesize spot rates was from 2,594 to 19,499;

●	in 2016, the range in Capesize spot rates was from 485 to 20,063; and

●	in 2017, the range in Capesize spot rates was from 3,566 to 29,411.

The average price for Capesize 4TC Index rates in the 15 years from 2003 to 2017 has been 38,837 and the median price has been 26,276. The highest price was 233,998 in 2008 and its lowest was 485 in 2016. As of January 4, 2018, the Capesize 5TC Index stood at 19,300. (The Baltic Exchange ceased publication of the Capesize 4TC Index on December 22, 2017. The Capesize 4TC Index has been replaced by the Capesize 5TC index; prior to the Capesize 4TC Index publication cessation, the difference between the 5TC Capesize Index and the 4TC Capesize Index was set at a fixed price of 1,068).

Source: The Baltic Exchange

Spot timecharter rates are inherently volatile, reflecting the long lead times for ships to reach a specific port in time when demand for transportation from such specific port rises. Spot timecharter rate volatility has a meaningful impact on Freight Futures’ realized historical volatility and implied future volatility.

Freight Futures

The dry bulk freight market is a crucial part in the world of global trade, transporting most raw materials. The last decade has seen unprecedented volatility in the dry bulk shipping space, driven by factors such as supply and demand dynamics of seaborne trading volumes, and the number and types of shipping vessels.

Freight Futures are financial futures contracts that allow ship owners, charterers and speculators to hedge against the volatility of freight rates. The Freight Futures are built on indices composed of Baskets of routes for dry bulk freight, such as the Capesize 5TC Index, Panamax 4TC Index and Supramax 6TC Index. Freight Futures are financial instruments that trade off-exchange but then are cleared through an exchange. Market participants communicate their buy or sell orders through a network of execution brokers mainly through phone or instant messaging platforms with specific trading instructions related to price, size, and type of order. The execution broker receives such order and then attempts to match it with a counterpart. Once there is a match and both parties confirm the transaction, the execution broker submits the transaction details including trade specifics, counterparty details and accounts to the relevant exchange for clearing, thus completing a cleared block futures transaction. The exchange will then require the relevant member or FCM to submit the necessary margin to support the position similar to other futures clearing and margin requirements.

Freight Futures are listed and cleared on the following exchanges: Nasdaq OMX-Stockholm AB, CME, ICE Futures U.S., SGX, and EEX.

Freight Futures settle at the end of each month over the arithmetic average of spot index assessments in the contract month for the relevant underlying product, rounded to one decimal place. The daily index publication, against which Freight Futures settle, is published by the Baltic Exchange.

Generally, Freight Futures trade from approximately 12:00 a.m. Eastern Time (“E.T.”) to approximately 12:00 p.m. E.T. The great majority of trading volume occurs during London business hours, from approximately 3:00 a.m. E.T. to approximately 12:00 p.m. E.T. Some limited trading takes place during Asian business hours as well (12:00 a.m.-3:00 a.m. E.T.). Exchanges have a cutoff time of 1:00 p.m. E.T. for clearing the respective day’s trades (SGX clears Freight Futures from 6:25 p.m. E.T. to 3:45 p.m. E.T. the next day). The final closing prices for settlement are published daily around 1:00 p.m. E.T. Final cash settlement occurs the first business day following the expiry day.

Freight Futures are quoted in U.S. Dollars per day, with a minimum lot size of one. One lot represents one day of freight costs, as freight rates are measured in U.S. Dollars per day. The nominal value of a contract is simply the product of lots and Freight Future price. There are Freight Futures contracts of up to 72 consecutive months, starting with the current month, available for trading for each vessel class.

Freight Futures are primarily traded off-exchange, through broker members of the Forward Freight Agreement Brokers Association (“FFABA”), such as Clarkson’s Securities, Simpson Spence Young, Freight Investor Services, GFI Group, BRS Group and ICAP. Members of the FFABA must be members of the Baltic Exchange and must be regulated by the Financial Conduct Authority if resident in the United Kingdom, or if not resident in the United Kingdom, by an equivalent body if required by the authorities in the jurisdiction.

Similar to other futures, Freight Futures are subject to margin requirements by the relevant exchanges. The Sponsor anticipates that approximately 10% to 40% of the Fund’s assets will be used as payment for or collateral for Freight Futures contracts. In order to collateralize its Freight Futures positions the Fund will hold such assets, from which it will post margin to its FCM, in an amount equal to the margin required by the relevant exchanges, and transfer to its FCM any additional amounts that may be separately required by the FCM.

Most of the daily trading takes place over phones and instant messaging platforms. Trading screens also exist and some trading also happens through such screens. Brokers are required to report to the relevant exchanges each trade that takes place.

The liquidity of Freight Futures has remained relatively constant, in lot terms, over the last five years with approximately 1.1 million lots trading annually. As of December 2017, open interest stood at approximately 200,000 lots across all asset classes representing an estimated value of approximately $3 billion. Of such open interest, Capesize contracts account for approximately 35%, Panamax for approximately 45% and Handymax for approximately 20%. Major market participants in Freight Futures market include: commodity producers, commodity users, commodity trading houses, ship operators, major banks, investment funds and independent ship owners.

Source: The Baltic Exchange

Impact of Futures Roll on Total Returns and Fund Allocation

Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near dated futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next calendar quarter contract. The fund might roll the current month position to a contract of higher value than the expiring one, which could potentially have a negative impact on the fund’s performance (“negative roll yield”) if the settlement price ends up being lower than the purchase price. On the other hand, the fund may benefit even if the next calendar quarter contract is of higher value compared to the expiring one, if the settlement price ends up being higher than the purchase price.

If the futures market is in a state of “backwardation” (i.e., when the price of freight in the future is expected to be less than the current spot price), the Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that mature.  Hypothetically, and assuming no other changes to either prevailing spot prices for shipping dry bulk freight or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on U.S. Treasuries, cash and/or cash equivalents).

If the futures market is in “contango,” the Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that mature.  Hypothetically, and assuming no other changes to either prevailing spot prices for shipping dry bulk freight or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on U.S. Treasuries, cash and/or cash equivalents).

Unlike other commodities, given the absence of physical delivery in the freight futures market, the freight futures price reflects only expectations of average futures spot rates and not any particular relationship between spot prices and futures prices (what commonly is known as “carry”). Historically, the dry bulk freight market has exhibited strong seasonality, with the first calendar quarter of the year being the weakest in terms of spot rates. As the year progresses, spot rates tend to strengthen, usually reaching their seasonal peak in the fourth quarter of the year. This is primarily due to weather patterns in the most prominent exporting regions and the buying patterns of the most prominent importing countries. As a result, Freight Futures market participants have a tendency to anticipate such progressively stronger rates and, as a result, Freight Futures have historically been in contango towards the beginning of the year. Then, during the fourth quarter, as the market anticipates the seasonally weak first quarter, the Freight Futures market tends to flip to backwardation. During each of the past five years, the Freight Futures markets have experienced both periods of contango and periods of backwardation.

Although the Fund intends to be fully invested in Freight Futures, the Sponsor may not be able to invest the Fund’s assets in futures contracts having an aggregate notional amount exactly equal to the expiring position or the asset allocation of 50% Capesize contracts, 40% Panamax contracts and 10% Supramax contracts. For example, as standardized contracts, Freight Futures contracts are denominated in specific dollar amounts, and the Fund’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts.

Although the Fund intends to hold positions to maturity, the Sponsor has the option to close existing positions when it determines it would be appropriate to do so and reinvest the proceeds in other positions. Positions may also be closed out to meet orders for Redemption Baskets.

THE POOL HAS NOT COMMENCED TRADING YET AND DOES NOT HAVE ANY PERFORMANCE HISTORY

Management’s Discussion

The Fund is newly formed and has not commenced operations. Prior to the inception of operations the Fund does not have any financial information with which to assess the Fund’s financial condition.

Fund Trading Policies

Liquidity

The Fund invests principally in exchange cleared futures that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking of orders in these financial interests.

Leverage

The Sponsor endeavors to have the value of the Fund’s Treasury Securities, cash and cash equivalents, whether held by the Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under the Fund’s Freight Futures interests, adjusted for the proportion of the current month’s Freight Futures contracts whose value has already been assessed.

Borrowings

The Fund does not intend to or foresee the need to borrow money or establish lines of credit.

Pyramiding

The Fund does not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase of additional positions in the same commodity interest.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Fund. In view of the Fund’s objective of seeking significant capital appreciation, the Sponsor currently does not intend to make any distributions, but, has the sole discretion to do so from time to time.

Margin Requirements and Marking-to-Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity trader with the trader’s broker to initiate an open position in futures contracts.  A margin deposit is like a cash performance bond.  It helps assure the trader’s performance of the futures contracts that he or she purchases or sells.  Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract.  The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded.  Brokerage firms, such as the Fund’s clearing broker, carrying accounts for traders in commodity interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly.  This process of marking-to-market is designed to prevent losses from accumulating in any futures account.  Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline.  Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

The Fund’s Operations

The Sponsor and its Management and Trading Principals

The Sponsor is a single member limited liability company that was formed in the state of Delaware on June 12, 2014. The Sponsor maintains its main business office at 30 Maple Street, Suite 2, Summit, NJ 07901. The Sponsor is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”). The Sponsor is a member of the National Futures Association (“NFA”). The Sponsor registered as a CPO with the CFTC and became a member of the NFA on September 23, 2014. The Sponsor’s registration as a commodity trading advisor was approved on May 16, 2017. The Fund is obligated to pay the Sponsor Fee, calculated daily and paid monthly, equal to the greater of (i) 0.15% per year of the Fund’s average daily net assets; or (ii) $125,000.

The Sponsor is a wholly-owned subsidiary of Exchange Traded Managers Group LLC (“ETFMG”), a single member limited liability company domiciled and headquartered in New Jersey. Performance of the Related Pools is presented beginning on page 25 of this prospectus.

Neither the Trust nor the Fund has executive officers. Pursuant to the terms of the Trust Agreement, the Fund’s affairs are managed by the Sponsor. The business and affairs of the Sponsor are managed by its chief executive officer, Samuel Masucci, III.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Samuel R. Masucci, III, John A. Flanagan, Reshma J. Amin and Timothy J. Collins. These individuals are principals due to their positions; however, Mr. Masucci is also a principal due to his controlling stake in Exchange Traded Managers Group LLC.

Samuel R. Masucci, III. Mr. Masucci is the founder of ETFMG and has been its Managing Owner since its formation in November 2013. Mr. Masucci was listed as a principal, as that term is defined in CFTC Rule 3.1, of the Sponsor on September 23, 2014. Mr. Masucci serves as Chairman and Chief Executive Officer of ETFMG with responsibilities for managing all ETF listed products and related service activities. Mr. Masucci became the Chief Executive Officer of Factor Advisors, LLC (“Factor Advisors”) in June 2012, a financial services company, and became the Chairman in March 2013; in this position Mr. Masucci was listed as a principal of Factor Capital Management LLC (“Factor Capital”) on June 20, 2012 and deregistered as a principal on September 23, 2014. Mr. Masucci became the Chief Executive Officer of GENCAP Ventures, LLC, a financial services company, in May 2012 and was responsible for managing all ETF issues and related service activities. Gencap was the parent of Factor Capital and Factor Advisors. ETFMG acquired Gencap in November 2013.

Mr. Masucci was out of the job market from January to May 2012. Mr. Masucci worked as Chief Executive Officer for MacroMarkets LLC, a financial services company, from April 2005 to December 2011, with responsibility for running the day to day operations of an issuer of public securities and a registered broker-dealer. From April 2005 to December 2011, Mr. Masucci also worked as the Chief Executive Officer, managing partner and Chief Compliance Officer of Macro Financial LLC, which as its main business was a registered broker-dealer. From July 2001 to April 2005, Mr. Masucci worked as an owner and manager of The Cobblestone Group. The main business of The Cobblestone Group was fixed income consulting to the investment banking and commercial banking industries. From March 1999 to June 2001, Mr. Masucci worked in mortgage trading as a Managing Director for Bear Stearns Inc., a financial institution. Mr. Masucci was out of the job market from December 1998 to February 1999. From June 1996 to November 1998, Mr. Masucci worked at SBC Warburg/UBS, a financial institution, as an Executive Director managing an asset backed securities group. From January 1992 to June 1996, Mr. Masucci worked in structured products (specifically, structuring mortgage derivatives and hedge funds), at Merrill Lynch, a financial institution, as a Vice President. From January 1990 to January 1992, Mr. Masucci worked as a financial consultant for Merrill Lynch, a financial institution, in the private client group in connection with retail investors. From November 1987 to January 1990, Mr. Masucci worked at MetLife Insurance Company, an insurance company, as a retail salesperson qualified to sell financial and insurance products to retail clients. From August 1984 to October 1987, Mr. Masucci worked as a manager of jobsites for Forestdale Inc., which is a residential property developer. Mr. Masucci received his B.S. from Penn State University in Finance in July 1984.

John A. Flanagan. Mr. Flanagan serves as the Principal Financial Officer of the Sponsor and the Trust. Mr. Flanagan was listed as a principal, as that term is defined in CFTC Rule 3.1, of the Sponsor on January 8, 2015. Since October 2016, Mr. Flanagan has served as the Principal Financial Officer of ForceShares LLC (“ForceShares”), a registered commodity pool operator; Mr. Flanagan was listed as a principal of ForceShares on October 20, 2016. Since June 2014, Mr. Flanagan has served as an Independent Trustee of Absolute Shares Trust, a multi-series exchange traded fund. Mr. Flanagan has been the President and sole owner of John A Flanagan CPA, LLC since December 2010. Mr. Flanagan was Chief Financial Officer of MacroMarkets LLC, an exchange traded fund issuer, from January 2007 to December 2010.

Reshma J. Amin. Ms. Amin serves as the Chief Compliance Officer of the Sponsor and the Trust. Ms. Amin was listed as a principal of the Sponsor on July 27, 2016. Prior to joining the Sponsor, from October 2007 to July 2016, Ms. Amin was a Partner at the law firm Crow & Cushing where she counseled clients in the financial services and money management industry focusing on SEC, CFTC, NFA and FINRA regulatory compliance. From September 2006 to September 2007, Ms. Amin clerked for the Honorable Philip L. Paley, Superior Court of New Jersey, Law Division. Ms. Amin received her B.S. in Economics from The George Washington University in May 2000 and a J.D. from Case Western Reserve University School of Law in May 2006.

Timothy J. Collins. Mr. Collins has been a portfolio manager of the Sponsor since July 2016. Mr. Collins has been listed as a principal, associated person, swap associated person and NFA associate member of the Sponsor since July 2016. Since July 2016, Mr. Collins has been the portfolio manager for ForceShares, a registered commodity pool operator. Mr. Collins has been listed as a principal of ForceShares since July 2016, as an associated person and NFA associate member effective September 2016 and as a swap associated person effective March 2017. From January 2003 until July 2016, Mr. Collins served as the founding partner and Managing Director of Fairfield Advisors, LLC (“Fairfield”), an investment management firm, where he developed sophisticated trading strategies with an emphasis on ETFs and commodities. Mr. Collins was registered as an associated person and NFA associate member with Fairfield from April 2014 to January 2016. Mr. Collins received a Masters of Business Administration from the Stern School of Business at New York University with a dual major in Finance and International Business. He also has a Bachelor of Science degree in Finance from Fairfield University.

Performance of Related Pools

The following performance information is presented in accordance with CFTC regulations. The performance of the Fund will differ materially from the performance of the Related Pools which is included herein. The performance of the Related Pools which is summarized herein is materially different from the Fund and the past performance summaries of the Related Pools below are generally not representative of how the Fund might perform in the future. No performance information is presented with respect to the Fund, which has not commenced investment operations prior to the date of this prospectus and which will not begin trading until after the initial Creation Baskets of the Fund are purchased by the initial Authorized Participant (all as described in the “Plan of Distribution” section). The performance of the Fund will differ materially from the Related Pools listed below.

Performance information is set forth in accordance with CFTC regulations, since each fund’s inception of trading.

PERFORMANCE OF THE OTHER COMMODITY POOL OPERATED BY THE SPONSOR

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Commodity Pool: Sit Rising Rate ETF

Type of Commodity Pool: Exchange traded security

Inception of Trading: February 19, 2015

Aggregate Subscriptions (from inception through November 30, 2017): $38,934,390

Aggregate Redemptions (from inception through November 30, 2017): $16,056,030

Total Net Assets as of November 30, 2017: $27,095,099

NAV per Share as of November 30, 2017: $23.56

Worst Monthly Percentage Draw-down: January 2016 (3.98%)

Worst Peak-to-Valley Draw-down: February 2015 –June 2016 (10.68%)

Number of shareholders (as of December 28, 2017): 175

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rates of Return:*

Month	2015	2016	2017
January	-	-3.98%	-0.42%
February	-1.23%**	-0.67%	-0.64%
March	-1.71%	-0.64%	-0.26%
April	-0.17%	0.23%	-1.03%
May	-0.43%	0.74%	-0.82%
June	0.49%	-3.62%	0.93%
July	-0.97%	0.41%	-0.67%
August	-0.17%	1.07%	-1.14%
September	-2.01%	-0.43%	1.71%
October	1.29%	1.07%	0.60%
November	1.24%	3.65%	1.29%
December	0.54%	0.18%	-
Annual Rate of Return	-3.15%	-2.21%	-0.50%

* The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Partial from February 19, 2015.

Draw-down: Losses experienced over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

Factor Capital Management LLC was the sponsor of the FactorShares exchange-traded funds noted below (the “FactorShares funds”) and Mr. Masucci was a principal. Each of these funds was a “commodity pool” and therefore although the funds were liquidated in November 2013, in conformity with regulatory requirements, the performance of the FactorShares funds is shown below. Investors should be aware that there are significant differences between the Fund and the Related Pools below; principally, the FactorShares funds were leveraged funds seeking investment exposure to equities and commodities. Given the significantly different investment objectives of the Fund and the FactorShares funds, the performance of the Fund is not expected to have any relationship to that of the FactorShares funds.

PERFORMANCE OF FACTORSHARES 2X: OIL BULL/S&P500 BEAR (TICKER: FOL)

Name of Pool: Factorshares 2X: Oil Bull/S&P500 Bear
Type of Pool: Public, Exchange-Listed Commodity Pool
Inception of Trading: February 22, 2011
Cessation of Operations: November 21, 2013
Aggregate Gross Capital Subscriptions as of November 30, 2017: $10,998,571
Net Asset Value as of November 30, 2017: $0.00 Net Asset Value per Share as of November 30, 2017: $0.00
Worst Monthly Drawdown: (22.06)% October 2013
Worst Peak-to-Valley Drawdown: (85.84)% April 2011 – November 2013

PAST PERFORMANCE IS NOT NECESSARY INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2013(%)
Annual Rate of Return	(58.92)

The fund ceased investment operations on November 21, 2013.

PERFORMANCE OF FACTORSHARES 2X: TBOND BULL/S&P500 BEAR (TICKER: FSA)

Name of Pool: Factorshares 2X: TBond Bull/S&P500 Bear
Type of Pool: Public, Exchange-Listed Commodity Pool
Inception of Trading: February 22, 2011
Cessation of Operations: November 21, 2013
Aggregate Gross Capital Subscriptions as of November 30, 2017: $9,239,791
Net Asset Value as of November 30, 2017: $0.00 Net Asset Value per Share as of November 30, 2017: $0.00
Worst Monthly Drawdown: (29.18)% November 2013
Worst Peak-to-Valley Drawdown: (86.12)% September 2011 – November 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2013(%)
Annual Rate of Return	(71.72)

The fund ceased investment operations on November 21, 2013.

PERFORMANCE OF FACTORSHARES 2X: S&P500 BULL/TBOND BEAR (TICKER: FSE)

Name of Pool: Factorshares 2X: S&P500 Bull/TBond Bear
Type of Pool: Public, Exchange-Listed Commodity Pool
Inception of Trading: February 22, 2011
Cessation of Operations: November 21, 2013
Aggregate Gross Capital Subscriptions as of November 30, 2017: $5,000,000
Net Asset Value as of November 30, 2017: $0.00 Net Asset Value per Share as of November 30, 2017: $0.00
Worst Monthly Drawdown: (8.21)% August 2013
Worst Peak-to-Valley Drawdown: (8.21)% August 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2013(%)
Annual Rate of Return	18.65

The fund ceased investment operations on November 21, 2013.

PERFORMANCE OF FACTORSHARES 2X: GOLD BULL/S&P500 BEAR (TICKER: FSG)

Name of Pool: Factorshares 2X: Gold Bull/S&P500 Bear
Type of Pool: Public, Exchange-Listed Commodity Pool
Inception of Trading: February 22, 2011
Cessation of Operations: November 21, 2013
Aggregate Gross Capital Subscriptions as of November 30, 2017: $41,776,771
Net Asset Value as of November 30, 2017: $0.00
Net Asset Value per Share as of November 30, 2017: $0.00
Worst Monthly Drawdown: (20.97)% June 2013
Worst Peak-to-Valley Drawdown: (87.32)% August 2011 – November 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2013(%)
Annual Rate of Return	(74.20)

The fund ceased investment operations on November 21, 2013.

PERFORMANCE OF FACTORSHARES 2X: S&P500 BULL/USD BEAR (TICKER: FSU)

Name of Pool: Factorshares 2X: S&P500 Bull/USD Bear
Type of Pool: Public, Exchange-Listed Commodity Pool
Inception of Trading: February 22, 2011
Cessation of Operations: November 21, 2013
Aggregate Gross Capital Subscriptions as of November 30, 2017: $5,000,000
Net Asset Value as of November 30, 2017: $0.00 Net Asset Value per Share as of November 30, 2017: $0.00
Worst Monthly Drawdown: (9.51)% August 2013
Worst Peak-to-Valley Drawdown: (9.51)% August 2013

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

2013(%)
Annual Rate of Return	30.60

The fund ceased investment operations on November 21, 2013.

Commodity Trading Advisor

The Commodity Trading Advisor (“CTA”) for the Fund is Breakwave Advisors LLC.

Breakwave is registered with the CFTC as a CTA and was approved as a Member of the NFA as of May 17, 2017. Its principal place of business is 2 South End Avenue, TH3, New York, NY 10280, telephone: (646) 775- 2898.

Breakwave, under authority delegated by the Sponsor, is responsible for reallocating assets within the portfolio with a view to achieving the Fund’s investment objective. In its capacity as a commodity trading advisor, Breakwave is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

The Sponsor has entered into a Services Agreement with Breakwave. Under this agreement, Breakwave has agreed to compose and maintain the Benchmark Portfolio and license to the Sponsor the use of the Benchmark Portfolio. For this license and services, the Fund pays a fee to Breakwave of 1.45% of average daily net assets of the Fund.

Breakwave has agreed to be responsible for the payment of certain expenses in excess of the expense limitation although the Sponsor retains the ultimate obligation to the Fund to waive and/or reimburse such expenses.

Breakwave is a limited liability company. The following individual is the President, sole investment professional and Principal, as that term is defined in CFTC Rule 3.1:

John Kartsonas: John Kartsonas is the Principal and Managing Partner of Breakwave Advisors LLC., a Commodity Trading Advisory firm based in New York. Mr. Kartsonas was listed as a principal of the Sponsor on May 17, 2017. He has been a registered associated person and an NFA associate member of Breakwave since May 17, 2017. From 2017 to the present Mr. Kartsonas has also served as a Director of Seanergy Maritime, an international shipping company listed in the Nasdaq Capital Market. Prior to that, Mr. Kartsonas was a Senior Portfolio Manager at Carlyle Commodity Management from October 2012 to January 2017, a commodity-focused investment firm based in New York and part of the Carlyle Group. He was responsible for the firm’s Shipping and Freight investments. During his tenure, he managed one of the largest freight futures funds globally. Mr. Kartsonas received his MBA from the Simon School of Business, University of Rochester.

THIS TRADING ADVISOR PREVIOUSLY HAS NOT DIRECTED ANY ACCOUNTS.

The Fund’s Service Providers

Administrator, Custodian, Fund Accountant, and Transfer Agent

U.S. Bank, a national banking association, with its principal office in Milwaukee, Wisconsin, provides custody and fund accounting to the Trust and Fund. Its affiliate, U.S. Bancorp Fund Services, is the transfer agent (“Transfer Agent”) for Fund shares and administrator for the Fund (“Administrator”). It performs certain administrative and accounting services for the Fund and prepares certain SEC, NFA and CFTC reports on behalf of the Fund. (U.S. Bank and U.S. Bancorp Fund Services are referred to collectively hereinafter as “U.S. Bank”).

For the first year of services, the Fund has agreed to pay U.S. Bank 0.05% of assets under management (“AUM”), with a $45,000 minimum annual fee payable for its administrative, accounting and transfer agent services and 0.01% of AUM, with a minimum of $4,800 for custody services.

Delaware Trustee

Wilmington Trust, N.A. (the “Trustee”) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (“DSTA”). The Trustee receives for its services an annual fee of $5,000.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of the Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Distribution Services

ETFMG Financial LLC (the “Distributor”) provides statutory distribution services to the Fund, which are further discussed in the section titled “Plan of Distribution,” below. The Fund pays an annual fee for such distribution services and related administrative services equal to the greater of $15,000 or 0.02% of average Fund net assets, payable monthly. The Distributor’s principal business address is 30 Maple Street, Suite 2, Summit, New Jersey 07901.

Futures Commission Merchant

Macquarie Futures USA LLC (“Macquarie”) serves or will serve as the Fund’s broker for the execution of orders and/or the carrying and clearance of positions in commodities, commodity futures contracts, and options on the foregoing. Macquarie is a futures commission merchant registered with the CFTC. The Fund estimates that it will pay 0.40% of the Fund’s NAV in brokerage fees during the first year of its operations for execution and clearing services on behalf of the Fund. Such brokerage fees are not included in the Fund’s Other Fees and Expenses discussed below.

Macquarie’s head office is at 125 West 55th Street, New York, NY 10019.

On September 3, 2013, Macquarie settled, without admitting or denying the allegations, a matter brought by the U.S. Commodity Futures Trading Commission (CFTC) alleging that Macquarie violated CFTC Regulation 30.7 by failing to maintain adequate funds in secured accounts. The settlement included a $150,000 civil monetary penalty and an order to cease and desist from violating CFTC Regulation 30.7.

Other than the foregoing matter, which did not have a material adverse effect on the financial condition of Macquarie, there have been no material administrative, civil or criminal actions brought, pending or concluded against Macquarie or its principals in the past five years.

Neither Macquarie nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

Macquarie is not affiliated with either the Fund or the Sponsor. Therefore, the Sponsor and the Fund do not believe that the Fund has any conflicts of interest with Macquarie or its trading principals arising from their acting as the Fund’s FCM.

Legal Counsel

Sullivan & Worcester LLP serves as legal counsel to the Fund and the Trust.

Other Fees and Expenses

The Fund will be responsible for its Other Expenses, including professional services (e.g., outside auditor’s fees and legal fees and expenses), shareholder tax return preparation, regulatory compliance, and other services provided by affiliated and non-affiliated service providers. Breakwave has agreed to waive its license and services fee and the Sponsor has agreed to assume the remaining expenses of the Fund so that Total Expenses do not exceed an annual rate of 3.50%, excluding brokerage commissions, interest expense, and extraordinary expenses, of the value of the Fund’s average daily net assets. All asset-based fees and expenses are calculated on the prior day’s net assets.

The contractual and non-contractual fees and expenses paid by the Fund as described above (exclusive of the Sponsor’s management fee and estimated brokerage fees) are as follows, net of any expenses waived pursuant to the Expense Cap. These are also the “Other Fund Fees and Expenses” included in the section entitled “Breakeven Analysis” in this prospectus on page 3. The per-share cost of these fixed or estimated fees has been calculated assuming that the Fund has $50 million in assets.

Professional Fees(1)	$0.11
Distribution and Marketing Fees(2)	$0.05
Custodian and Administrator Fees and Expenses(3)	$0.03
General and Administrative Fees(4)	$0.07
Total Other Fund Fees and Expenses	$0.26

(1)	Professional fees include legal, auditing and tax-preparation related costs.

(2)	Marketing fees consist of primarily, but not entirely, of fees paid to the Distributor and other costs related to the trading activities of the Fund.

(3)	Custodian and Administrator fees consist of fees to U.S. Bank for the Fund’s administrative, accounting, transfer agent and custodian activities.

(4)	General and Administrative fees include, but are not limited to, insurance and printing costs, as well as various compliance and reporting costs.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of each Fund’s total assets and subtracting any liabilities.

Regulatory Environment

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is an evolving area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered CPO, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered CPOs. Pursuant to this authority, the CFTC requires CPOs to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Fund is required to become a member of the NFA.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, exempt board of trade or electronic trading facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. The provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and cleared and uncleared swaps that are economically equivalent to such futures contracts and options; new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the over-the-counter market.

In addition to the rules and regulations imposed under the Dodd-Frank Act, certain participants that are European banks may also be subject to European Market Infrastructure Regulation. These regulations have not yet been fully implemented.

Current rules and regulations under the Dodd-Frank Act require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the self-regulatory organizations are monitoring the activities of FCMs in a thorough manner.

The effect of future regulatory change on the Fund, and the exact timing of such changes, is impossible to predict but it may be substantial and adverse. Specifically, the new law, the rules that have been promulgated thereunder, and the rules that are expected to be promulgated may negatively impact the ability of the Fund to meet its investment objectives, either through position limits or requirements imposed on it and/or on their counterparties. In particular, new position limits imposed on a fund or any counterparties may impact the ability of that fund to invest in a manner that most efficiently meets its investment objective. New requirements, including capital imposed on the counterparties of a fund may increase the cost of that fund’s investments and doing business.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

The Fund will use 100% of its net assets to invest in and trade in Freight Futures and options on Freight Futures that are subject to regulation by the CFTC and traded pursuant to CFTC and applicable exchange regulations. The offering of the Fund’s shares is registered with the SEC in accordance with the 1933 Act and the Fund’s shares are registered with the SEC under the Exchange Act. The Fund is a commodity pool and the Sponsor is a commodity pool operator subject to regulation by the CFTC and the NFA under the Commodity Exchange Act, as amended.

Conflicts of Interest

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The Sponsor and Breakwave will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor or Breakwave is not able to resolve these conflicts of interest adequately, it may impact the Fund’s ability to achieve its investment objectives. The Fund, the Sponsor and Breakwave may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income.

The Sponsor’s and Breakwave’s officers, directors and employees, do not devote their time exclusively to the Fund. These persons are, or may in the future be, directors, officers or employees of other entities, including other series of the Trust, which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities. The Sponsor and Breakwave believe that they have sufficient personnel, time, and working capital to discharge their responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Fund. The Sponsor and its principals will not invest in futures or other commodity interests for their proprietary accounts; therefore, the Sponsor will not give preferential treatment to proprietary accounts or trade proprietary accounts ahead of or against the Fund. However, Breakwave and its principals may trade futures on behalf of their own accounts, other clients’ accounts, and private funds, including such other parties in which Breakwave may have an interest. Such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund and proprietary accounts may receive preferential treatment. Additionally, these various accounts may be deemed to be competing for the same or similar positions in the market. Depending on market liquidity and other factors, this possibility could result in Fund orders being executed at prices that are less favorable than would otherwise be the case. Moreover, the compensation terms for Breakwave’s services may vary among client accounts, creating the potential for preferential treatment of certain accounts.

Trades for proprietary and client accounts are typically combined into one block trade for execution with all trades receiving equivalent average pricing. Notwithstanding the adoption of procedures and policies relating to proprietary trading, there is still a possibility that proprietary accounts may receive preferential treatment over the Fund. Breakwave and its principals will not have any obligation to shareholders to make available any information regarding other trading activities, strategies, or transactions by Breakwave or its principals.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Security holders have limited voting control, which will limit their ability to influence matters such as amendment of the Declaration of Trust, change in the Fund’s basic investment policy, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

The Sponsor serves as the sponsor to the Fund and the other series of the Trust, and may in the future serve as the sponsor or investment adviser to other commodity pools. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by the Sponsor. You may not construe this prospectus as legal or tax advice. Before making an investment in this fund, you should read this entire prospectus, including the Declaration of Trust which can be found on the Fund’s website at www.drybulketf.com. You should also consult with your personal legal, tax, and other professional advisors.

Ownership or Beneficial Interest in the Fund

The Sponsor owns 40 shares of the Fund, representing 100% of the beneficial ownership on the date of this prospectus. As of the date of this prospectus, none of the Sponsor’s principals has an ownership or beneficial interest in the Fund.

As of the date of this prospectus, neither Breakwave nor any of its principals owned any shares of the Fund.

Related Party Transactions

The Sponsor, Breakwave and the Distributor, who may be deemed “related persons” of the Fund under Item 404 of Regulation S-K adopted by the SEC, are entitled to receive compensation from the Fund for certain services they provide to the Fund. See “The Sponsor and its Management and Trading Principals,” Commodity Trading Advisor and “The Fund’s Service Providers – Distribution Services” in this prospectus for a description of the services provided by the Sponsor, Breakwave and the Distributor and the compensation payable to them.

Interests of Named Experts and Counsel

The Sponsor employed Sullivan & Worcester to assist in preparing this prospectus. Neither the law firm nor any other expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor does any such party have any present or future expectation of interest in the Sponsor, Distributor, Authorized Participants, Custodian, Administrator or other service providers to the Fund.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the terms of the Trust Agreement, the Sponsor is required to:

(i)	Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust;

(ii)	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(iii)	Retain independent public accountants to audit the accounts of the Trust;

(iv)	Employ attorneys to represent the Trust;

(v)	Select the Trust’s Trustee, Administrator, Transfer Agent, Custodian and Commodity Broker, and any other service provider;

(vi)	Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a “partnership” for U.S. federal income tax purposes;

(vii)	Have fiduciary responsibility for the safekeeping and use of the Trust, whether or not in the Sponsor’s immediate possession or control, and the Sponsor will not employ or permit others to employ such funds or in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Sponsor. The Sponsor shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest;

(viii)	Interact with the Depository, which is the Depository Trust Company (the “DTC”), as required;

(ix)	Delegate those of its duties hereunder as it shall determine from time to time to the Administrator or Distributor, as applicable;

(x)	Perform such other services as the Sponsor believes that the Trust may from time to time require; and

(xi)	In its sole discretion, cause the Trust to do one or more of the following: to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

The Sponsor shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust which arises out of any action or inaction of the Sponsor if the Sponsor, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith, or willful misconduct of the Sponsor. Subject to the foregoing, the Sponsor shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof. The Sponsor shall not be liable for the conduct or misconduct of any Administrator engaged to provide administrative services to the Trust or other delegate selected by the Sponsor with reasonable care.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or the Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Shareholders may vote in person or by proxy at any such meeting.

Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, the Fund or any shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. The Trust Agreement provides that shareholders are deemed to have consented to any proposals recommended by the Sponsor in the shareholder notice unless such shareholders timely object to the proposals. Therefore, a lack of a response by a shareholder will have the same effect as if that shareholder had provided affirmative written consent for the proposed action. The Sponsor and all parties dealing with the Trust may act in reliance on such deemed activity.

Executive Compensation

The Fund has no employees, officers or directors and is managed by the Sponsor. None of the directors or officers of the Sponsor receive compensation from the Fund. The Sponsor receives a management fee, paid monthly in arrears. The Sponsor Fee is equal to the greater of (i) 0.15% per year of the Fund’s average daily net assets; or (ii) $125,000.

Liability and Indemnification

The Sponsor will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Sponsor.

Notwithstanding the provisions above, the Sponsor and any broker-dealer for the Trust will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor will be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section.

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon written notice by the Sponsor of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the net asset value (not including shares held by the Sponsor and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust.

•	In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).

•	The Trust becomes insolvent or bankrupt.

•	The shareholders holding shares representing at least seventy-five percent (75%) of the net asset value (which excludes the shares of the Sponsor) vote to dissolve the Fund, notice of which is sent to the Sponsor not less than ninety (90) business days prior to the effective date of termination.

•	The determination of the Sponsor that the aggregate net assets of the Fund in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.

•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor has determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust and the Fund, the Sponsor has been informed that SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

The books and records of the Fund may be made available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of the Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund upon reasonable advance notice during regular business hours at the office of the Sponsor. The Sponsor will maintain and preserve the books and records of each Fund for a period of not less than six years.

Statements, Filings, and Reports

The Trust will furnish to DTC Participants (as defined below) for distribution to shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (www.drybulketf.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.drybulketf.com.

The Sponsor is responsible for the registration and qualification of the shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Emerging Growth Company Status

The Fund is an “emerging growth company” as defined under the JOBS Act. The Fund will remain an “emerging growth company” for up to five years, or until the earliest of:

•	the last day of the first fiscal year in which its total annual gross revenues exceed $1 billion,

•	the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under Exchange Act, which would occur if the market value of its shares that are held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or

•	the date on which it has issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” the Fund may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act as long as it is a “non-accelerated filer,” which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter, issuers that have not been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act for a period of at least 12 calendar months and issuers that have not filed at least one annual report pursuant thereto.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

However, the Fund is choosing to “opt out” of such extended transition period and, as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that this decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Fiscal Year

The fiscal year of the Fund is January 1 to December 31. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Fund, DTC (as registered owner of the Fund’s global certificate for shares) and the shareholders, are governed by the laws of the State of Delaware. The Sponsor, the Fund, DTC, and by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Fund.

Legal Matters

Litigation and Claims

On January 19, 2018, the Superior Court of New Jersey dismissed an action captioned PureShares, LLC, d/b/a PureFunds et al. v. ETF Managers Group, LLC et al., Docket No. C 63-17, in which Samuel Masucci III, a principal of the Sponsor, was a named defendant. The matter was primarily a contract dispute where the plaintiffs alleged, inter alia, breach of contract, defamation, interference with contractual relations, misappropriation of trade secrets and intentional infliction of mental distress. The action was dismissed without prejudice, and the plaintiffs in the action, including PureShares, LLC and Andrew Chanin, were ordered to pay certain of defendants’ expenses, including certain legal fees.

Samuel Masucci III, a principal of the Sponsor, was a named defendant in Fox Creek Capital, Inc. vs. ETF Managers Group, LLC, et al., a civil action in Superior Court of New Jersey, Chancery Division, Union County. The matter was filed by way of Order to Show Cause on April 28, 2017, and the Plaintiff alleged breach of an NDA, misappropriation of trade secrets and confidential information, breach of covenant of good faith and fair dealing, unfair competition, fraud in the inducement, conversion, breach of fiduciary duty, constructive trust, unjust enrichment, civil conspiracy, alter ego and piercing the corporate veil. Defendants vigorously and successfully contested the matter in Court resulting in the Order to Show Cause being denied by the Court. Further, the matter was dismissed in its entirety by the Plaintiffs, by way of voluntary dismissal that was filed on May 22, 2017.

Samuel Masucci III, a principal of the Sponsor, is a named defendant in NASDAQ, Inc. vs. Exchange Traded Managers Group, LLC, et al., a civil action in the United States District Court for the Southern District of New York filed on October 26, 2017. The matter is primarily a contract dispute and is not yet scheduled for trial. Plaintiff has alleged, inter alia, breach of contract, conversion, unfair competition, unjust enrichment, and breach of duty of good faith and fair dealing. The defendants are vigorously contesting the matter.

Legal Opinion

Sullivan & Worcester LLP is counsel to advise the Fund, the Trust and the Sponsor with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Sullivan & Worcester LLP has also provided the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

WithumSmith & Brown, P.C. an independent registered public accounting firm, has audited the financial statements of the Fund.

Connolly & Company, P.C., an independent certified public accounting firm, has audited the financial statements of the Sponsor.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares in the Fund, and the U.S. federal income tax treatment of the Fund, as of the date hereof. This discussion is applicable to a beneficial owner of shares who purchases shares in the offering to which this prospectus relates, including a beneficial owner who purchases shares from an Authorized Participant. Except where noted otherwise, it deals only with shares held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, as amended, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

Persons considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction. As used herein, a “U.S. shareholder” of a share means a beneficial owner of a share that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. shareholder” is a holder that is not a U.S. shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

The Sponsor, on behalf of the Fund, has received the opinion of Sullivan & Worcester LLP, counsel to the Fund, that the material U.S. federal income tax consequences to the Fund and to U.S. shareholders and Non-U.S. shareholders will be as described below. In rendering its opinion, Sullivan & Worcester LLP has relied on the facts described in this prospectus as well as certain factual representations made by the Fund and the Sponsor. The opinion of Sullivan & Worcester LLP is not binding on the IRS, and as a result, the IRS may not agree with the tax positions taken by the Fund. If challenged by the IRS, the Fund’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO HOW U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND. APPLY TO YOU AND AS TO HOW THE APPLICABLE STATE, LOCAL OR FOREIGN TAXES APPLY TO YOU.

Tax Status of the Fund

The Fund is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and Delaware law. As a statutory trust, the Fund will be taxable as a partnership unless it elects to be taxable as a corporation under current tax law. The Fund does not intend to elect to be taxable as a corporation. Even if the Fund doesn’t elect to be taxed as a corporation, under the Code, an entity classified as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (“qualifying income exception”). For this purpose, section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from such commodities and futures, forwards and options with respect to commodities. The Fund and the Sponsor have represented the following :

•	At least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

•	the Fund is organized and operated in accordance with its governing agreements and applicable law;

•	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Sullivan & Worcester LLP is of the opinion that the Fund classifies as a partnership for federal income tax purposes and that it is not taxable as a corporation for such purposes.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, shareholders would not report their share of the Fund’s income or loss on their returns.

In addition, distributions to shareholders would be treated as dividends to the extent of the Fund’s current and accumulated earnings and profits. To the extent a distribution exceeded the Fund’s earnings and profits, the distribution would be treated as a return of capital to the extent of a shareholder’s basis in its shares, and thereafter as gain from the sale of shares. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the shares.

The remainder of this summary assumes that the Fund is classified as a partnership for federal income tax purposes and that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income. No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual information returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of the Fund. For example, shareholders must take into account their share of ordinary income realized by the Fund from accruals of interest on U.S. Treasuries and other investments, and their share of gain from U.S. Treasuries. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from the Fund during the taxable year. Consequently, a shareholder may be allocated income or gain by the Fund but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that in any year in which the Fund realizes net income and/or gain a U.S. shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than the Fund distributions. In addition, for taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Allocations of the Fund’s Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”

An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.

In general, the Fund applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to shareholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account our accrued income and deductions and realized and unrealized gains and losses for the month. These items are allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last business day of the month. Items of taxable income, deduction, gain, loss and credit recognized by the Fund for federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss. The allocation is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest.

The Fund applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. The Sponsor believes that application of these conventions is consistent with the intent of the partnership provisions of the Code, and that the resulting allocations will have substantial economic effect or otherwise will be respected as being in accordance with shareholders’ interests in the Fund for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of all of these conventions although the monthly allocation convention described above is now permitted under recently adopted final Treasury Regulations. The Sponsor is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The assumptions and conventions used in making tax allocations may cause a shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the shares are sold, but could be permanent. For example, a shareholder could be allocated income accruing before it purchased its shares, resulting in an increase in the basis of the shares (see “Tax Basis of Shares,” below). On a subsequent disposition of the shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Mark to Market of Certain Exchange-Traded Contracts. For federal income tax purposes, the Fund generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

Under these rules, section 1256 contracts held by the Fund at the end of each taxable year, including for example futures contracts and options on futures contracts traded on a U.S. exchange or board of trade or certain foreign exchanges, are treated as if they were sold by the Fund for their fair market value on the last business day of the taxable year. A shareholder’s distributive share of the Fund’s net gain or loss with respect to each section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period.

Some of the Fund’s Futures Contracts and some of their other commodity interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of the Fund’s section 1256 contracts will be subject to 60/40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Under recently enacted legislation, cleared swaps and other commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by the Fund, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to our activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of the Fund for which you are liable. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible for years before 2026. Although the matter is not free from doubt, we believe management fees we pay to the Sponsor and other expenses we incur constitute investment-related expenses subject to the disallowance for those years rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. For 2026 and later years, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Noncorporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest expense accrued by the Fund and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that we allocate losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on your ability to deduct your allocable share of the Fund’s losses and expenses.

Tax Basis of Shares. A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from the Fund and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the shareholder. For this purpose, an increase in a shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of Fund Distributions. If the Fund makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any such distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

Tax Consequences of Disposition of Shares. If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder will have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund.

If some or all of your shares are lent by your broker or other agent to a third party - for example, for use by the third party in covering a short sale - you may be considered as having made a taxable disposition of the loaned shares, in which case -

•	you may recognize taxable gain or loss to the same extent as if you had sold the shares for cash;

•	any of the Fund’s income, gain, loss or deduction allocable to those shares during the period of the loan will not be reportable by you for tax purposes; and

•	any distributions you receive with respect to the shares will be fully taxable, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

Other Tax Matters

Information Reporting. We report tax information to the beneficial owners of shares. Shareholders who have become additional shareholders are treated as partners for federal income tax purposes. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for federal income tax purposes: (1) assignees of shares who are pending admission as shareholders, and (2) shareholders whose shares are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their shares. The Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code, as amended for failure to report such information to us, which penalty amounts could be higher if the nominee intentionally disregards the requirement to report correct information. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by the Fund. Adjustments resulting from any such audit may require each shareholder to adjust a prior year’s tax liability and could result in an audit of the shareholder’s own return. Any audit of a shareholder’s return could result in adjustments of non-partnership items as well as the Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders. The Code provides for one shareholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund. Recent tax legislation has substantially amended the unified audit procedures applicable to partnerships. Under the revised rules, there is an increased centralization of the administrative process, including a provision that generally requires that the payment of additional taxes resulting from an IRS examination of the partnership’s returns be made at the partnership level. Extensive proposed regulations have been promulgated interpreting these new provisions.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. In addition, certain “material advisers” must maintain a list of persons participating in such transactions and furnish the list to the IRS upon written request. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Fund or shareholders (1) if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, (2) if the Fund engages in transactions producing differences between its taxable income and its income for financial reporting purposes, or (3) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder, then in computing its UBTI, the shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. The Fund may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the Service. An exempt organization shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Under recently enacted legislation, interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. The Fund expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 37% for individual shareholders and a rate of 21% for corporate shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on distributions of our income to individual Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on distributions of our income to corporate Non-U.S. Shareholders, when such income is distributed. A non-U.S. shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund on behalf of a non-U.S. shareholder will be treated as a distribution to the non-U.S. shareholder to the extent possible. In some cases, the Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by the Fund, generally, and accordingly, by all shareholders.

If the Fund is not treated as engaged in a U.S. trade or business, a non-U.S. shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund income. Amounts withheld on behalf of a non-U.S. shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a non-U.S. shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

It is anticipated that most of the Fund’s interest income will qualify as “portfolio interest.” In order for the Fund to avoid withholding on any interest income allocable to non-U.S. shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form). If a non-U.S. shareholder fails to provide a properly completed Form W-8BEN, the Sponsor may request that the non-U.S. shareholder provide, within 15 days after the request by the Sponsor, a properly completed Form W-8BEN. If a non-U.S. shareholder fails to comply with this request, the shares owned by such non-U.S. shareholder will be subject to redemption.

Gain from Sale of Shares. Gain from the sale or exchange of the shares may be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any non-U.S. shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. shareholder is a “qualified resident.”

Certain information reporting and withholding requirement. Legislation that became generally effective after June 30, 2014, generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. shareholder and the status of the intermediaries through which it holds shares, a non-U.S. shareholder could be subject to this 30% withholding tax with respect to distributions on its shares and proceeds from the sale of its shares. Under certain circumstances, a non-U.S. shareholder might be eligible for refund or credit of such taxes. Under Treasury Regulations, some of the provisions described above are currently operative, while others will become applicable in the next several years.

Prospective non-U.S. shareholders should consult their tax advisor with regard to these and other issues unique to non-U.S. shareholders.

Other Tax Considerations

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in the Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sullivan & Worcester LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a Delaware business trust will result in the underlying assets of the Delaware business trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a Delaware business trust will not be plan assets of a plan that purchases an equity interest in the Delaware business trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a Delaware business trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that Delaware business trust would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

1.	freely transferable (determined based on the relevant facts and circumstances);

2.	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3.	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of assignee as a shareholder of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The Sponsor believes that the conditions described above are satisfied with respect to the shares. The Sponsor believes that the shares therefore constitute publicly-offered securities, and the underlying assets of the Fund are not considered to constitute plan assets of any plan that purchases shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a share is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a share constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the share, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’ s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Fund, the Sponsor, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

Form of Shares

Registered Form

Fund shares are issued in registered form in accordance with the Trust Agreement. U.S. Bank has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. U.S. Bank keeps a record of all limited partners and holders of the shares in certificated form in the registry (the “Register”). The Sponsor recognizes transfers of shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in the DTC.

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) banks, brokers, dealers and trust companies who maintain, either directly or indirectly, a custodial relationship with, or clear through, a DTC Participant (“Indirect Participants”), and (3) persons holding interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares.

Shareholders will be shown on, and the transfer of shares will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Shareholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants. Shareholders are expected to receive, from or through the broker or bank that maintains the account through which the shareholders has purchased shares, a written confirmation relating to their purchase of shares.

DTC

DTC has advised us as follows. It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Calculating NAV

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets;

•	Subtracting any liabilities; and

•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the NAV of the Fund once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. E.T. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. E.T. The Administrator uses the Baltic Exchange settlement price for the Freight Futures And option contracts. The Administrator calculates or determines the value of all other Fund investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the close of the NYSE Arca (normally 4:00 p.m. E.T.), in accordance with the current Administrative Agency Agreement among U.S. Bancorp Fund Services, the Fund and the Sponsor. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, an updated indicative fund value (“IFV”) is made available through on-line information services throughout the core trading session hours of 9:30 a.m. E.T. to 4:00 p.m. E.T. on each trading day. The IFV is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price for the futures and/or options held by the Fund. Certain Freight Futures brokers provide real time pricing information to the general public either through their websites or through data vendors such as Bloomberg or Reuters. The IFV disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because the NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

The IFV is disseminated on a per share basis every 15 seconds during regular NYSE Arca core trading session hours. The customary trading hours of the Freight Futures trading are 3:00 a.m. E.T. to 12:00 p.m. E.T. This means that there is a gap in time at the end of each day during which the Fund’s shares are traded on the NYSE Arca, but real-time trading prices for contracts are not available. During such gaps in time the IFV will be calculated based on the end of day price of such contracts from the Baltic Exchange’s immediately preceding trading session. In addition, other investments and U.S. Treasuries held by the Fund will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and broker-dealer quotes. These investments will not be included in the IFV.

The NYSE Arca disseminates the IFV through the facilities of CTA/CQ High Speed Lines. In addition, the IFV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the IFV provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Fund’s shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund’s shares and the IFV. If the market price of the Fund’s shares diverges significantly from the IFV, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund’s shares appears to be trading at a discount compared to the IFV, a market professional could buy the Fund shares on the NYSE Arca and take the opposite position in Freight Futures. Such arbitrage trades can tighten the tracking between the market price of the Fund’s shares and the IFV and thus can be beneficial to all market participants.

Creation and Redemption of Shares

The Fund creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. A Basket consists of 50,000 shares. The creation and redemption of Baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined NAV of the number of shares included in the Baskets being created or redeemed determined as of 4:00 p.m. E.T. on the day the order to create or redeem Baskets is properly received.

“Authorized Participants” are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker- dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any limited partner or shareholder or Authorized Participant. Authorized Participants will pay a transaction fee of $500 to the Custodian for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of shares.

Each Authorized Participant is required to be registered as a broker-dealer under the Exchange Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent, and accepted by the Distributor, to create one or more Baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the Baltic Exchange or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 1:00 p.m. E.T. or the close of the NYSE Arca core trading session, whichever is earlier. The day on which a valid purchase order is received in accordance with the terms of the “Authorized Participant Agreement” is referred to as the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of the applicable Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Basket is the NAV of 50,000 shares on the purchase order date, but only if the required payment is timely received. To calculate the NAV, the Administrator will use the Baltic Exchange settlement price (typically determined after 2:00 p.m. E.T.) for the Freight Futures.

Because orders to purchase Baskets must be placed no later than 1:00 p.m. E.T., but the total payment required to create a Basket typically will not be determined until after 2:00 p.m. E.T., on the date the purchase order is received,

Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order. The NAV and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Delivery of Required Payment

An Authorized Participant who places a purchase order shall transfer to the Administrator the required amount of U.S. Treasuries and/or cash, by the end of the next business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account on the next business day following the purchase order date.

 Suspension of Purchase Orders

The Sponsor acting by itself or through the Administrator or the Distributor may suspend the right of purchase, or postpone the purchase settlement date, for any period during which the NYSE Arca or other exchange on which the shares are listed is closed, other than for customary holidays or weekends, or when trading is restricted or suspended. None of the Sponsor, the Marketing Agent or the Administrator will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Distributor and/or Transfer Agent shall have the absolute right but no obligation to reject a purchase order if:

●	it determines that the purchase order is not in proper form;

●	the acceptance or receipt of the purchase order would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Sponsor, Distributor, Transfer Agent or Custodian make it, for all practical purposes, not feasible to process creations of Baskets.

None of the Sponsor, Distributor, Transfer Agent or Custodian will be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent, and accepted by the Distributor, to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m. E.T. or the close of the core trading session on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form in accordance with the terms of the Authorized Participant Agreement. The redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem Baskets other than through an Authorized Participant. The day on which the Marketing Agent receives a valid redemption order is the redemption order date. Redemption orders are irrevocable.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than 1:00 p.m. E.T., on the next business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of a cash redemption amount equal to the NAV of the number of Baskets requested in the Authorized Participant’s redemption order on the redemption order date. To calculate the NAV, the Administrator will use the Baltic Exchange settlement price (typically determined after 2:00 p.m. E.T.) for the Freight Futures.

Because orders to redeem Baskets must be placed no later than 1:00 p.m. E.T., but the total amount of redemption proceeds typically will not be determined until after 2:00 p.m. E.T., on the date the redemption order is received, Authorized Participants will not know the total amount of the redemption proceeds at the time they submit an irrevocable redemption order. The NAV and the total amount of redemption proceeds could rise or fall substantially between the time an irrevocable redemption order is submitted and the time the amount of redemption proceeds in respect thereof is determined.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund will be delivered to the Authorized Participant at 1:00 p.m. E.T., on the next business day immediately following the redemption order date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 1:00 p.m. E.T., on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Sponsor may cause the redemption distribution to be delivered notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 12:00 p.m. E.T., on the next business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the limited partners or shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating its positions, e.g., because of a market disruption event in the futures markets or a suspension of trading by the exchange where the futures contracts are listed, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Distributor, the Transfer Agent, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 50,000 shares (minimum NYSE Arca listing requirement) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding shares and can deliver them. None of the Sponsor, the Distributor or the Administrator will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Creation and Redemption Transaction Fee

To compensate the Fund for its expenses in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Custodian of $500 per order to create or redeem Baskets, regardless of the number of Baskets in such order. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash represented by the Baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public shares of any Baskets it does create. Authorized Participants that do offer to the public shares from the Baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Participant purchased the Creation Baskets and the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the futures contract market and the market for U.S. Treasuries. The prices of shares offered by Authorized Participants are expected to fall between the Fund’s NAV and the trading price of the shares on the NYSE Arca at the time of sale. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the futures contracts market and the market for U.S. Treasuries. While the shares trade during the core trading session on the NYSE Arca until 4:00 p.m. E.T., liquidity in the market for Freight Futures may be significantly reduced after the close of the Freight Futures market at approximately 12:00 p.m. E.T. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

There are a minimum number of Baskets and associated shares specified for the Fund. Once the minimum number of baskets is reached, there can be no more basket redemptions until there has been a creation basket. In such case, market makers may be less willing to purchase shares from investors in the secondary market, which may in turn limit the ability of shareholders of the Fund to sell their shares in the secondary market. As of the date of this prospectus these minimum levels for the Fund are 50,000 shares, representing one Basket.

All proceeds from the sale of Creation Baskets will be invested as quickly as practicable in the investments described in this prospectus. The Fund’s cash and investments are held through the Custodian, in accounts with the Fund’s commodity futures brokers or in demand deposits with highly-rated financial institutions. There is no stated maximum time period for the Fund’s operations and the Fund will continue until all shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum number of Creation Baskets that can be sold, although the Funds may not sell shares in Creation Baskets if such shares have not been registered with the SEC under an effective registration statement.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell shares of the Fund in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “BDRY.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Distributor and Authorized Participants

The offering of the Fund’s shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 50,000 shares through the Distributor, to Authorized Participants. All Authorized Participants pay a $500 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets.

The Distributor provides statutory distribution services to the Fund. The Fund pays an annual fee for its distribution services equal to 0.02% of average Fund net assets, with a minimum of $15,000 payable annually. The activities of the Distributor may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding shares. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public shares of any Baskets it does create. It is expected that after the date of this prospectus, the initial Authorized Participant will, subject to certain terms and conditions, make a minimum initial purchase of at least two initial Creation Baskets of 50,000 Fund shares at an initial price per share of $25.00, equal to $1,250,000 per Creation Basket. The Fund will not commence trading unless and until its initial Authorized Participant effects the minimum initial purchase.

As of January 19, 2018, the following are or are expected to enter into Authorized Participant Agreements to purchase and sell shares of the Fund:

Credit Suisse Securities (USA) LLC

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that could render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to its initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. Authorized Participants may also be required to comply with the prospectus-delivery requirements in connection with the sale of shares to customers. For example, an Authorized Participant, other broker- dealer firm or its client may be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. Authorized Participants may also engage in secondary market transactions in shares that would not be deemed “underwriting”. For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4 (3) of the 1933 Act.

The Sponsor may qualify the shares in states selected by the Sponsor and intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Fund for their purchases of Creation Baskets.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds from the sale of Creation Baskets to the Custodian or other custodian for trading activities. The Sponsor will invest the proceeds in Freight Futures and U.S. Treasuries with a maturity of 397 days or less, cash and/or cash equivalents. When the Fund purchases a futures contract, the Fund is required to deposit with the selling FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation at maturity. This deposit is known as initial margin. The Fund will receive or pay, depending on market movement, variation margin as the value of the futures position increase or decreases. Shareholders will not be required to post variation margin. The Sponsor will invest the assets that remain after margin and collateral are posted in U.S. Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that are:

●	held on deposit with the FCM or another custodian;

●	used for other investments; and

●	held in bank accounts to pay current obligations and as reserves.

To the extent that the Fund does not invest the proceeds of the offering of the shares of the Fund in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account. The Fund will invest proceeds from an Authorized Participant’s purchase of a Creation Basket immediately. It is anticipated that the proceeds from the sale of the initial Creation Baskets will settle with the Custodian on the same day as the Fund’s initial investment in Freight Futures, which will be the first day of trading of the Fund’s shares. Therefore, there will be no time during which the Fund will hold funds from the sale of Creation Baskets prior to the commencement of trading.

The assets deposited by the Fund with an FCM as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in instruments approved by the CFTC, which include (i) U.S. government securities, (ii) municipal securities, (iii) U.S. agency obligations, (iv) certificates of deposit, (v) commercial paper guaranteed by the U.S. government, (vi) corporate notes or bonds guaranteed by the U.S. government, and (vii) interests in money market mutual funds; however, the Sponsor anticipates that the Fund’s margin deposit assets will be invested only in U.S. Treasuries or otherwise held as cash and/or cash equivalents.

Approximately 10%-40% of the Fund’s assets are expected to normally be committed as margin for futures contracts and approximately 60% to 90% of the NAV will be held to pay current obligations and as reserves in the form of U.S. Treasuries, cash and/or cash equivalents in segregated accounts with an FCM. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. Ongoing margin and collateral payments will generally be required for Freight Futures based on changes in their value. Considering the differing requirements for initial payments under futures contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. The U.S. Treasuries, cash and cash equivalents held by the Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for the Fund’s benefit. The Sponsor invests the balance of the Fund’s assets not invested in futures in U.S. Treasuries with a maturity of 397 days or less, cash and cash equivalents and such funds are available as reserves for changes in margin. All interest income is used for the Fund’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of the Fund posted as margin for futures contracts will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations.

Information You Should Know

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus. Neither the Fund nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

Summary of Promotional and Sales Material

The Fund will utilize the following sales material:

•	the Fund’s website, www.drybulketf.com;

•	the Fund fact sheet available on the Fund’s website.

Where You Can Find More Information

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the shares can also be obtained from the Fund’s website, which is www.drybulketf.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the Sponsor and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Privacy Policy

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Fund.

The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Fund and the Sponsor’s current Privacy Policy is provided to investors annually and is also available upon request.

Incorporation By Reference and Availability of Certain Information

Until [   ], 2018 (25 calendar days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We are a smaller reporting company, as defined in Rule 405 (17 CFR 230, 405) and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination or completion of this offering of our shares shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. This includes but is not limited to the documents set forth below that have been previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 28, 2017;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 13, 2017; and

●	The Sponsor’s Audited Statements of Financial Condition as of December 31, 2016, 2015 and 2014, on Form 8-K filed with the SEC on April 28, 2017.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

Additional information about the Fund’s investments is or will be available in the Fund’s annual and quarterly reports. In the annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during the last fiscal year, as applicable.

To make shareholder inquiries, for more detailed information on the Fund, or to request any of the documents incorporated by reference in this prospectus free of charge, please:

Call:	844-ETF-MGRS (844-383-6477)
Monday through Friday

8:00 a.m. – 8:00 p.m. (Eastern time)

Write:	ETF Managers Group Commodity Trust I c/o ETF Managers Capital LLC
30 Maple Street,
Suite 2
Summit, NJ 07901

Visit:	www.drybulketf.com

Information about the Fund can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR Database on the SEC’s Internet site at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-1520.

No person is authorized to give any information or to make any representations about any Fund and its shares not contained in this Prospectus and you should not rely on any other information. Read and keep this Prospectus for future reference.

ETF Managers Group Commodity Trust I

30 Maple Street, Suite 2

Summit, NJ 07901

The Fund is distributed by

ETFMG Financial LLC

30 Maple Street, Suite 2

Summit, NJ 07901

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meanings set forth after such term:

Administrator: U.S. Bancorp Fund Services, LLC.

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Business Day: Any day other than a day when any of the NYSE Arca, the CME or the New York Stock Exchange is closed for regular trading.

Capesize Freight Futures: Exchange-cleared futures contracts on the Capesize 5TC Index.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures or future options collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 50,000 shares used by the Fund to issue shares.

Custodian: U.S. Bank, a national banking association chartered by the Office of the Comptroller of the Currency.

Distributor: ETFMG Financial LLC

Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Fund: Breakwave Dry Bulk Shipping ETF, a series of the Trust.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

NAV: Net asset value per share of the Fund.

NFA: National Futures Association.

A-1

1933 Act: The Securities Act of 1933.

Panamax Freight Futures: Exchange-cleared futures contracts on the Panamax 4TC Index.

Redemption Basket: A block of 50,000 shares used by Authorized Participants to redeem shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holder of Fund shares.

Shares: Common shares representing fractional undivided beneficial interests in the Fund.

Supramax Freight Futures: Exchange-cleared futures contracts on the Supramax 6TC Index.

U.S. Treasuries: Obligations of the U.S. government.

Trust: The ETF Managers Group Commodity Trust I, a Delaware statutory trust.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of shares.

A-2

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of ETF Managers Group Commodity Trust I

and the Sponsor and Shareholder of Breakwave Dry Bulk Shipping ETF

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Breakwave Dry Bulk Shipping ETF (the Fund), a series of ETF Managers Group Commodity Trust I (the Trust), as of January 4, 2018. This statement of assets and liabilities is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

Basis for Opinion

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of Breakwave Dry Bulk Shipping ETF, (a series of ETF Managers Group Commodity Trust I) as of January 4, 2018, in conformity with accounting principles generally accepted in the United States of America.

/s/ WithumSmith+Brown, PC

We have served as the Trust’s auditor since 2014.

New York, New York

January 25, 2018

Financial Statement

Breakwave Dry Bulk Shipping ETF

(a series of ETF Managers Group Commodity Trust I)

Statement of Assets and Liabilities

January 4, 2018

Assets
Cash and Cash Equivalents	$1,000
Total Assets	1,000

Liabilities
Liabilities	—

Net Assets	$1,000

Shares Outstanding	40
Net Asset Value Per Share	$25.00

The accompanying notes are an integral part of this financial statement.

Breakwave Dry Bulk Shipping ETF

(a series of ETF Managers Group Commodity Trust I)

Notes to Financial Statement

January 4, 2018

(1)	Organization

The Breakwave Dry Bulk Shipping ETF (the “Fund”) is a series of ETF Managers Group Commodity Trust I (the “Trust’), a Delaware statutory trust formed on July 23, 2014. The Fund is a commodity pool that issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca, Inc. stock exchange (“NYSE Arca”). The Trust currently consists of two series, the Sit Rising Rate ETF (“RISE”) that commenced operations on February 19, 2015, and the Fund.

ETF Managers Capital LLC, a Delaware limited liability company (the “Sponsor”) serves as the commodity pool operator of the Fund. Breakwave Advisors LLC (“Breakwave”) is registered as a “commodity trading advisor” (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and serves as the Fund’s commodity trading advisor.

On January 4, 2018, the Sponsor purchased 40 shares of the Fund for $1,000. As of January 4, 2018, the Fund had no other activities other than those related to its formation.

The Fund’s investment objective is to provide investors with exposure to the daily change in the price of dry bulk freight futures, before expenses and liabilities of the Fund, by tracking the performance of a portfolio (the “Benchmark Portfolio”) consisting of a three-month strip of the nearest calendar quarter of futures contracts on specified indexes (each a “Reference Index”) that measure rates for shipping dry bulk freight (“Freight Futures”). Each Reference Index is published each United Kingdom business day by the London-based Baltic Exchange Ltd. (the “Baltic Exchange”) and measures the charter rate for shipping dry bulk freight in a specific size category of cargo ship – Capesize, Panamex, or Supramax. The three Reference Indexes are as follows:

Capesize – the Capesize 5TC Index;

Panamex – The Panamex 4TC Index; and

Supramax: the Supramax 6TC Index.

The value of the Capesize 5 TC Index is disseminated at 11:00 a.m., London Time and the value of the Panamex 4TC Index and the Supramax 6TC Index is disseminated at 1:00 p.m., London Time. The Reference Index information disseminated by the Baltic Exchange also includes the components and value of each component in each Reference Index. Such Reference Index information is also widely disseminated by Reuters and/or other major market vendors.

The Fund seeks to achieve its investment objective by investing substantially all of its assets in the Freight Futures currently constituting the Benchmark Portfolio. The Benchmark Portfolio will include all existing positions to maturity to maturity and settle them in cash. During any given calendar quarter, the Benchmark Portfolio will progressively increase its position to the next calendar quarter three-month strip, thus maintaining constant exposure to the Freight Futures market as positions mature.

The Benchmark Portfolio will maintain long-only positions in Freight Futures. The Benchmark Portfolio will include a combination of Capesize, Panamex, and Supramax Freight Futures. More specifically, the Benchmark Portfolio will include 50% exposure in Capesize Freight Futures contracts, 40% exposure in Panamex Freight Futures contracts and 10% exposure in Supramax Freight Futures contracts. The Benchmark Portfolio will not include, and the Fund will not invest in, swaps, non-cleared dry bulk freight forwards or other over-the-counter derivative instruments that are not cleared through exchanges or clearing houses. The Fund may hold exchange-traded options on Freight Futures. The Benchmark Portfolio is maintained by Breakwave and will be rebalanced annually. The Freight Futures currently constituting the Benchmark Portfolio, as well as the daily holdings of the Fund will be available on the Fund’s website at www.drybulketf.com.

When establishing positions in Freight Futures, the Fund will be required to deposit initial margin with a value of approximately 10% to 40% of the notional value of each Freight Futures position at the time it is established. These margin requirements are established and subject to change from time to time by the relevant exchanges, clearing houses or the Fund’s futures commission merchant (“FCM”). On a daily basis, the Fund will be obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Freight Futures positions. Any assets not required to be posted as margin with the FCM will be held at the Fund’s custodian in cash or cash equivalents, as discussed below.

The Fund will hold cash or cash equivalents such as U.S. Treasuries or other high credit quality, short-term fixed-income or similar securities for direct investment or as collateral for the U.S. Treasuries and for other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. The Fund may also realize interest income from its holdings in U.S. Treasuries or other market rate instruments.

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012.

The term of the Trust and the Fund is perpetual (unless terminated in certain circumstances as described in the Prospectus).

(2)	Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust and Fund.

(a)	Basis of Presentation

The accompanying financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The Fund qualifies as an investment company for financial reporting purposes under Topic 946 of the Accounting Standards Codification of GAAP. Pursuant to rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), an audited statement of assets and liabilities is presented solely for the Fund, and the audited financial statements of other Series of the Trust are excluded from the Prospectus.

(b)	Use of Estimates

The preparation of the accompanying financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

The Trust and the Fund define cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)	Income Taxes

The Fund is registered as a Delaware statutory trust and is classified as a partnership for United States federal income tax purposes, and treated as a separate entity from any other series of the Trust for U.S. federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying Statement of Assets and Liabilities, as shareholders will be individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

The Fund is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months. On an ongoing basis, management will monitor its tax positions taken to determine if adjustments to its conclusions are necessary based on factors including, but not limited to, further implementation of guidance expected from the Financial Accounting Standards Board and on-going analysis of tax law, regulation, and interpretations thereof.

(e)	Related Party Transactions

The Fund will pay the Sponsor a management fee, monthly in arrears, in an amount equal to the greater of 0.15% or $125,000 per annum of the average daily net asset value of the Fund (the “Management Fee”). The Management Fee will be paid in consideration of the Sponsor advisory services to the Fund.

The Fund also will pay Breakwave a license and service fee, paid monthly in arrears, for the use of the Benchmark Portfolio in an amount equal to 1.45% per annum of the value of the Fund’s average daily net assets.

Breakwave has agreed to waive its fee and the Sponsor has agreed to assume the Fund’s Other Expenses (which term excludes brokerage fees, interest expense, and extraordinary expenses) so that the Fund’s total annual expenses do not exceed 3.50% per annum through February 28, 2019. After that date, the expense limitation may be terminated and Fund shareholders may incur expenses higher than 3.50% annually, perhaps significantly higher. The Fund may also be responsible for certain non-recurring or extraordinary fees and expenses.

The Fund pays its Distributor, ETFMG Financial LLC, an annual fee for distribution services and related administrative services equal to the greater of $15,000 or 0.02% of average Fund net assets, payable monthly.

Expenses incurred in connection with organizing the Fund and the offering of the Shares upon commencement of its trading operations will be paid by Exchange Traded Managers Group LLC, the parent and sole owner of the Sponsor. Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund.

(3)	The Offering of the Shares

The Shares of the Fund are offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”), and only in one or more blocks of 50,000 Shares, each called a Basket, although the initial Basket(s) will be purchased by an initial purchaser at $25 per Share ($1,250,000 per Basket). After the commencement of investment operations, the Fund will issue Shares in Baskets only to Authorized Participants continuously on the next business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 50,000 Shares as of 4:00 p.m. New York time on the date that a valid order to create a Basket is received by the Fund. An Authorized Participant will be required to pay a transaction fee of $500 per order to create or redeem one or more Baskets which will be retained by the Custodian.

(4)	Fees and Expenses
(a)	Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and expenses incurred up to the offering of its Shares upon commencement of its trading operations will be paid by the Sponsor.

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

(b)	Management Fee

The Fund will pay the Sponsor the Management Fee as described in Note 2(e) above. The Management Fee will be paid in consideration of the Sponsor’s advisory services.

Breakwave has agreed to waive its fee and the Sponsor has agreed to assume the Fund’s Other Expenses (which term excludes brokerage fees, interest expense, and extraordinary expenses) so that the Fund’s total annual expenses do not exceed 3.50% per annum through February 28, 2019. After that date, the expense limitation may be terminated, and Fund shareholders may incur expenses higher than 3.50% annually, perhaps significantly higher. The Fund may also be responsible for certain non-recurring or extraordinary fees and expenses.

(c)	Brokerage Commissions and Fees

The Fund will pay to its commodity broker all brokerage commissions and fees charged in connection with its trading activities. The Sponsor does not expect brokerage commissions and fees paid for execution and clearing services on behalf of the Fund to exceed 0.40% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

(d)	The Fund’s Fees and Other Expenses

The Fund will pay all of the routine offering, operational, administrative and other ordinary expenses of the Fund, including, but not limited to Custody, Fund Accounting, Transfer Agent and Distributor, legal and auditing fees and expenses, tax preparation expenses, filing fees, and printing, mailing and distribution costs. Breakwave has agreed to waive its fee and the Sponsor has agreed to assume the Fund’s Other Expenses (which term excludes brokerage fees, interest expense, and extraordinary expenses) so that the Fund’s total annual expenses do not exceed 3.50% per annum through February 28, 2019. As of January 4, 2018, the Fund had incurred no routine offering, operational, administrative and other ordinary expenses.

(e)	Extraordinary Fees and Expenses

The Fund will pay all of its extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. As of January 4, 2018, the Fund had incurred no extraordinary fees or expenses.

(5)	Redemptions

The Fund issues and redeems Shares from time to time, but only in one or more Creation Baskets. A Creation Basket is a block of 50,000 Shares of the Fund. Baskets may be created or redeemed only by Authorized Participants.

Except when aggregated in Creation Baskets, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with the Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker.

(6)	Subsequent Events

The Trust and the Fund have evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date this financial statement was issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

PART II

Information Not Required in the Prospectus

Item 13.     Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$31,125
NYSE Arca Listing Fee (actual)	$7,500
Blue Sky expenses	n/a
Auditor’s fees and expenses	$70,000
Legal fees and expenses	$35,000
Printing expenses	$20,000
Miscellaneous expenses	$15,000
Total	$178,625

Item 14.     Indemnification of Directors and Officers

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a Fund of the Trust separately to the extent the matter in question relates to a single fund or disproportionately affects a Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, or any Fund as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust, or such Fund as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust, or such Fund as applicable, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust estate or the applicable estate of such Fund. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund as applicable; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust, or any Fund as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust, or any Fund as applicable, and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust, or any Fund as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust, or any Fund as applicable, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust, or such Fund as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the Funds.

Item 15.     Recent Sales of Unregistered Securities

On January 4, 2018 the Sponsor made a $1,000 capital contribution to the Trust and acquired 40 shares of the Fund in connection therewith. Such shares were sold in a private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 16.     Exhibits and Financial Statement Schedules

(a)	Exhibits

3.1(a)	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant. 2

3.1(b)	Instrument Establishing the Fund. 5

3.1(c)	Amended Exhibit C to the Amended and Restated Declaration of Trust and Trust Agreement. 5

3.2	Certificate of Trust of the Registrant. 1

5.1	Opinion of Sullivan & Worcester LLP relating to the legality of the Shares. 6

8.1	Opinion of Sullivan & Worcester LLP with respect to federal income tax consequences. 5

10.1	Form of Authorized Participant Agreement. 3

10.2	Marketing Agent Agreement. 4

10.3	Licensing and Services Agreement. +

10.4	Custody Agreement. 3

10.5	Fund Administration Servicing Agreement. 3

10.6	Fund Accounting Servicing Agreement. 3

10.7	Transfer Agent Servicing Agreement. 3

10.8	Amendment No. 1 to Marketing Agent Agreement. +

10.9	Amendment No. 2 to Marketing Agent Agreement. +

10.10	Amendment No. 1 to Custody Agreement. +

10.11	Amendment No. 1 to Fund Administration Servicing Agreement. +

10.12	Amendment No. 1 to Fund Accounting Servicing Agreement. +

10.13	Amendment No. 1 to Transfer Agent Servicing Agreement. +

10.14	Fee Waiver Agreement. +

10.15	Expense Limitation Agreement. +

23.1	Consent of Sullivan & Worcester LLP. **

23.2	Consent of WithumSmith & Brown, P.C. as to the Fund. +

23.3	Consent of Connolly & Company, P.C. as to the Sponsor. +

+	Filed herewith.

1	Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-199190, filed on November 26, 2014.

2	Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 2 to Registration Statement No. 333-199190, filed on January 12, 2015.

3	Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 3 to Registration Statement No. 333-199190, filed on January 28, 2015.

4	Previously filed as Exhibit 10.2 to the Trust’s Current Report on Form 8-K, filed on April 12, 2017.

5	Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-218453, filed on October 6, 2017.

6	Previously filed as like-numbered exhibit to Pre-Effective Amendment No. 2 to Registration Statement No. 333-218453, filed on January 26, 2018.

*	To be filed by amendment.

**	Included in Exhibit 5.1.

(b)	Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.     Undertakings

(a)	Each undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
10.3	Licensing and Services Agreement.
10.8	Amendment No. 1 to Marketing Agent Agreement.
10.9	Amendment No. 2 to Marketing Agent Agreement.
10.10	Amendment No. 1 to Custody Agreement.
10.11	Amendment No. 1 to Fund Administration Servicing Agreement.
10.12	Amendment No. 1 to Fund Accounting Servicing Agreement.
10.13	Amendment No. 1 to Transfer Agent Servicing Agreement.
10.14	Fee Waiver Agreement.
10.15	Expense Limitation Agreement.
23.2	Consent of WithumSmith & Brown, P.C. as to the Fund.
23.3	Consent of Connolly & Company, P.C. as to the Sponsor.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Summit, state of New Jersey, on March 6, 2018.

By: ETF Managers Capital LLC, Sponsor

By:	/s/ Samuel R. Masucci III
Samuel R. Masucci III
Principal Executive Officer

By:	/s/ John A. Flanagan
John A. Flanagan
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Samuel R. Masucci III	Principal Executive Officer	March 6, 2018

Signature	Title	Date

/s/ John A. Flanagan	Principal Financial Officer	March 6, 2018
Principal Accounting Officer